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As filed with the Securities and Exchange Commission on October 23, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SandRidge Permian Trust (Exact name of co-registrant as specified in its charter)	SandRidge Energy, Inc. (Exact name of co-registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
45-6276683 (I.R.S. Employer Identification No.)	20-8084793 (I.R.S. Employer Identification No.)
919 Congress Avenue, Suite 500 Austin, Texas 78701 (855) 802-1092 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Tom L. Ward
Michael J. Ulrich	Chairman and Chief Executive Officer
The Bank of New York Mellon Trust Company, N.A.	SandRidge Energy, Inc.
919 Congress Avenue, Suite 500	123 Robert S. Kerr Avenue
Austin, Texas 78701	Oklahoma City, Oklahoma 73102
(855) 802-1092	(405) 429-5500
(Name, address, including zip code, and telephone number,	(Name, address, including zip code, and telephone number,
including area code, of agent for service)	including area code, of agent for service)

Copies to:
Philip T. Warman, Esq. SandRidge Energy, Inc. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500	David H. Engvall, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.    ☐

SandRidge Permian Trust

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

SandRidge Energy, Inc.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Units representing Beneficial Interests in SandRidge Permian Trust	2,875,000	$19.98	$57,442,500	$7,836

(1)
Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for a common unit traded on the New York Stock Exchange on October 22, 2012, which was within five business days prior to the filing date hereof.

PROSPECTUS

SandRidge Permian Trust
2,875,000 Common Units
Representing Beneficial Interests

        All of the common units representing beneficial interests in SandRidge Permian Trust offered hereby are being sold by SandRidge Exploration and Production, LLC ("SandRidge E&P" or the "selling unitholder"), a wholly owned subsidiary of SandRidge Energy, Inc. ("SandRidge"). See "Selling Unitholder." The trust is registering the offer and sale of the common units to satisfy registration rights granted by it to the selling unitholder. The common units may be sold by the selling unitholder from time to time in one or more offerings. The trust will not receive any of the proceeds of any offering.

        Common units represent beneficial interests in the trust. Trust unitholders are entitled to receive quarterly distributions of cash from the proceeds that the trust receives from SandRidge's sale of oil and natural gas subject to the royalty interests held by the trust. See "Description of the Trust Units" and "Description of the Royalty Interests" for more information.

        This prospectus provides you with a general description of the common units that may be offered by the selling unitholder. A prospectus supplement, containing more specific information about an offering and the terms thereof, may also be used by the selling unitholder or its agents. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement.

        The common units may be sold directly or through agents, underwriters or dealers, or through a combination of these methods. See "Plan of Distribution." A prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. A prospectus supplement will also show you the total amount of money the selling unitholder will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference herein and therein, before you invest in the common units.

        Investing in the common units involves risks. See "Risk Factors" beginning on page 3.

        The trust's common units are listed on the New York Stock Exchange under the symbol "PER." On October 22, 2012, the last reported sales price of a common unit on the New York Stock Exchange was $19.85.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 23, 2012.

        Certain of SandRidge's and the trust's reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this prospectus. SandRidge and the trust have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement or to which they have referred you. SandRidge and the trust take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that SandRidge and the trust have filed with the Securities and Exchange Commission ("SEC"), using a "shelf" registration process. Under this shelf registration process, the selling unitholder may offer and sell the common units described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the common units that may be offered by SandRidge E&P as the selling unitholder. The common units may be sold from time to time in one or more offerings. A prospectus supplement, containing more specific information about an offering and the terms thereof, may also be used by the selling unitholder or its agents. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement.

        You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

THE TRUST

        The trust is a statutory trust created under the Delaware Statutory Trust Act in May 2011. The business and affairs of the trust are managed by The Bank of New York Mellon Trust Company, N.A., as trustee. In addition, The Corporation Trust Company acts as Delaware trustee of the trust. The principal offices of the trust are located at 919 Congress Avenue, Suite 500, Austin, Texas 78701, and its telephone number is (855) 802-1092.

        The trust was created to acquire and hold royalty interests (the "Royalty Interests") conveyed by SandRidge, through its wholly owned subsidiary SandRidge E&P, from its interests in specified oil and natural gas properties in the Permian Basin located in Andrews County, Texas (the "Underlying Properties"). The trust holds the Royalty Interests for the benefit of trust unitholders. Concurrent with the initial public offering of the trust's common units in August 2011, SandRidge conveyed to the trust the Royalty Interests in the Underlying Properties. These Royalty Interests were derived from SandRidge's interests in (a) 517 oil and natural gas wells developed as of April 1, 2011, including 21 wells awaiting completion at that time (together, the "Initial Wells") and (b) the equivalent of 888 oil and natural gas development wells to be drilled ("Trust Development Wells") within an area of mutual interest ("AMI"), consisting of approximately 17,500 gross acres (15,900 net acres) in the county where the Underlying Properties are located.

        The percentage of production proceeds received by the trust with respect to a well equals the product of (i) the percentage of proceeds to which the trust is entitled under the terms of the conveyances (80% for the Initial Wells and 70% for the Trust Development Wells) multiplied by (ii) SandRidge's net revenue interest in the well. SandRidge on average owns a 73.0% net revenue interest in the Initial Wells, a 71.6% net revenue interest in the Trust Development Wells drilled and completed as of June 30, 2012 and a 69.3% net revenue interest in the properties in the AMI on which it intends to drill the remaining approximately 541 Trust Development Wells to be drilled as of June 30, 2012 (the "Remaining Development Wells"). SandRidge's actual net revenue interest in any particular Remaining Development Well may differ from the average net revenue interest SandRidge owns in the properties in the AMI, and depends on SandRidge's working interest and the royalty interests and similar revenue burdens owed to third parties with respect to such well.

        SandRidge and the trust entered into several agreements in connection with the conveyance of the Royalty Interests to the trust, including: (1) a development agreement, which sets forth SandRidge's drilling obligation to the trust with respect to the Trust Development Wells, (2) a derivatives agreement, pursuant to which SandRidge provides the trust with the effect of certain hedge contracts entered into between SandRidge and third parties, (3) an administrative services agreement, which outlines SandRidge's duty to provide administrative services to the trust, including as the trust's hedge manager, and (4) a registration rights agreement. The trust is also party to certain hedge contracts that SandRidge has novated to the trust. These agreements are described in more detail in the documents incorporated by reference into this prospectus. See "Where You Can Find More Information."

        The trust's business and affairs are managed by the trustee. The trust is passive in nature and none of the trust, the trustee or the Delaware trustee has any control over, or responsibility for, the operation of the Underlying Properties or the costs thereof. The Delaware trustee has only minimal rights and duties as are necessary to satisfy the requirements of having a trustee in Delaware who will accept service of process on the trust under the Delaware Statutory Trust Act. The trust agreement generally limits the trust's business activities to owning the Royalty Interests and entering into derivative contracts on a limited basis and activities reasonably related thereto, including activities required or permitted by the terms of the conveyances related to the Royalty Interests. Although SandRidge operates a substantial number of the properties from which the trust obtains royalties, SandRidge has no ability to manage or influence the management of the trust (except through its limited voting rights as a holder of trust units) and, to the fullest extent permitted by law, owes no fiduciary duties to the trust or the unitholders.

        The trust is responsible for paying all legal, accounting, tax advisory, engineering, printing costs and other administrative and out-of-pocket expenses incurred by or at the direction of the trustee or the Delaware trustee, including tax return and Schedule K-1 preparation and mailing costs, independent auditor fees and registrar and transfer agent fees. The trust is also responsible for administrative expenses incurred as a result of being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders. SandRidge will bear all costs and expenses incidental to the preparation and filing of the registration statement of which this prospectus forms a part, excluding certain internal expenses of the trust, which will be borne by the trust, and any underwriting discounts and commissions, which will be borne by the selling unitholder.

        The following chart shows the relationship among the trust, the trustee, SandRidge and the public unitholders before giving effect to any offering by the selling unitholder.

*
Before giving effect to any offering by the selling unitholder pursuant to this prospectus, SandRidge, through SandRidge E&P, owned 2,875,000 common units and 13,125,000 subordinated units, together representing 30.5% of outstanding trust units, while public unitholders (that is, holders of trust units other than SandRidge) owned 36,500,000 common units, representing 69.5% of outstanding trust units. After giving effect to the sale of 2,875,000 common units by the selling unitholder, SandRidge, through SandRidge E&P, will own no common units and 13,125,000 subordinated units, representing 25.0% of outstanding trust units, while public unitholders will own 39,375,000 common units, representing 75.0% of outstanding trust units. See "Selling Unitholder."

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The trust's cash available for distribution could be materially adversely affected by any of these risks. In addition, the trading price of the common units could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Units

         Drilling for and producing oil and natural gas on the Underlying Properties are high risk activities with many uncertainties that could delay the anticipated drilling schedule for the Remaining Development Wells and adversely affect future production from the Underlying Properties. Any such delays or reductions in production could decrease cash that is available for distribution to unitholders.

        The drilling and completion of the Remaining Development Wells are subject to numerous risks beyond the trust's and SandRidge's control, including risks that could delay or change the current drilling schedule for the Remaining Development Wells (including the drilling schedule of third-party operators that may drill the Remaining Development Wells) and the risk that drilling will not result in commercially viable oil and natural gas production. Drilling for oil and natural gas can be unprofitable if dry wells are drilled and if productive wells do not produce sufficient revenues to return a profit. SandRidge's and any third-party operators' decisions to develop or otherwise exploit certain areas within the AMI will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The estimated costs of drilling, completing and operating wells are uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. A Remaining Development Well that is successfully completed may not pay out the capital costs spent to drill it. Drilling and production operations on the Underlying Properties may be curtailed, delayed or canceled as a result of various factors, including the following:

  •
  delays imposed by or resulting from compliance with regulatory requirements including permitting;

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  unusual or unexpected geological formations and miscalculations;

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  shortages of or delays in obtaining equipment and qualified personnel;

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  shortages of or delays in obtaining water for hydraulic fracturing operations;

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  equipment malfunctions, failures or accidents;

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  lack of available gathering facilities or delays in construction of gathering facilities;

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  lack of available capacity on interconnecting transmission pipelines;

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  lack of adequate electrical infrastructure;

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  unexpected operational events and drilling conditions;

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  pipe or cement failures and casing collapses;

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  pressures, fires, blowouts and explosions;

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  lost or damaged drilling and service tools;

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  loss of drilling fluid circulation;

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  uncontrollable flows of oil, natural gas, brine, water or drilling fluids;

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  natural disasters;

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  environmental hazards, such as oil and natural gas leaks, pipeline ruptures and discharges of toxic gases or well fluids;

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  adverse weather conditions, such as extreme cold, fires caused by extreme heat or lack of rain and severe storms or tornadoes;

  •
  reductions in oil and natural gas prices;

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  oil and natural gas property title problems; and

  •
  market limitations for oil and natural gas.

        In the event that drilling of the Remaining Development Wells is delayed or the Initial Wells or Trust Development Wells have lower than anticipated production due to one of the factors above or for any other reason, cash distributions to unitholders may be reduced. In addition, wells drilled in the Permian Basin in the AMI typically produce a large volume of water, which requires the drilling of saltwater disposal wells. SandRidge's inability to drill these wells or otherwise dispose of the water produced from the Initial Wells and Trust Development Wells in an efficient manner could delay production and therefore the trust's receipt of proceeds from the Royalty Interests.

         Oil and natural gas prices fluctuate due to a number of factors that are beyond the control of the trust and SandRidge, and lower prices could reduce proceeds to the trust and cash distributions to unitholders.

        The trust's reserves and quarterly cash distributions are highly dependent upon the prices realized from the sale of oil and natural gas. The markets for these commodities are very volatile. Oil and natural gas prices can fluctuate widely in response to a variety of factors that are beyond the control of the trust and SandRidge. These factors include, among others:

  •
  regional, domestic and foreign supply of, and demand for, oil and natural gas, as well as perceptions of supply of, and demand for, oil and natural gas;

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  the price of foreign imports;

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  U.S. and worldwide political and economic conditions;

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  the level of demand, and perceptions of demand, for oil and natural gas;

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  weather conditions and seasonal trends;

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  anticipated future prices of oil and natural gas, alternative fuels and other commodities;

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  technological advances affecting energy consumption and energy supply;

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  the proximity, capacity, cost and availability of pipeline infrastructure, treating, transportation and refining capacity;

  •
  natural disasters and other acts of force majeure;

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  domestic and foreign governmental regulations and taxation;

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  energy conservation and environmental measures; and

  •
  the price and availability of alternative fuels.

        For oil, from January 1, 2008 through June 30, 2012, the highest monthly settled price on the New York Mercantile Exchange ("NYMEX") was $140.00 per Bbl and the lowest was $41.68 per Bbl. For natural gas, from January 1, 2008 through June 30, 2012, the highest monthly NYMEX settled price was $13.11 per MMBtu (one million British Thermal Units) and the lowest was $2.04 per MMBtu. In addition, the market price of oil and natural gas is generally higher in the winter months than during other months of the year due to increased demand for oil and natural gas for heating purposes during the winter season.

        Lower oil and natural gas prices will reduce proceeds to which the trust is entitled and may ultimately reduce the amount of oil and natural gas that is economic to produce from the Underlying Properties. As a result, SandRidge or any third-party operator of any of the Underlying Properties could determine during periods of low oil and natural gas prices to shut in or curtail production from wells on the Underlying Properties. In addition, the operator of the Underlying Properties could determine during periods of low oil and natural gas prices to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under conditions of higher prices. Specifically, SandRidge or any third-party operator may abandon at its cost any well or property if it reasonably believes that the well or property can no longer produce oil and natural gas in commercially economic quantities. This could result in termination of the portion of the Royalty Interests relating to the abandoned well or property, and SandRidge would have no obligation to drill a replacement well. In addition, lower oil and natural gas prices could make it more likely that leases in the undeveloped acreage will expire at the end of their respective primary terms as a result of the failure to establish production from such leasehold acreage in commercially paying quantities prior to such date. The volatility of oil and natural gas prices also reduces the accuracy of target distributions to trust unitholders. For a discussion of certain risks related to the trust's hedging arrangements, see "—The hedging arrangements for the trust cover only a portion of the oil and natural gas production attributable to the trust, and such contracts limit the trust's ability to benefit from commodity price increases for hedged volumes above the corresponding hedge price."

         Actual reserves and future production may be less than current estimates, which could reduce cash distributions by the trust and the value of the trust units.

        The value of the trust units and the amount of future cash distributions to the trust unitholders will depend upon, among other things, the accuracy of the reserves estimated to be attributable to the Royalty Interests. It is not possible to accurately measure underground accumulations of oil and natural gas in an exact way and estimating reserves is inherently uncertain. As discussed below, the process of estimating oil and natural gas reserves requires interpretations of available technical data and many assumptions. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of the trust's reserves. This could result in actual production and revenues for the Underlying Properties being materially less than estimated amounts.

        In order to prepare the estimates of reserves attributable to the Underlying Properties and the trust, production rates and the timing of development expenditures must be projected. In so doing, available geological, geophysical, production and engineering data must be analyzed. The extent, quality and reliability of this data can vary.

        In addition, petroleum engineers are required to make subjective estimates of underground accumulations of oil and natural gas based on factors and assumptions that include:

  •
  historical production from the area compared with production rates from other producing areas;

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  oil and natural gas prices, production levels, Btu content, production expenses, transportation costs, severance and excise taxes and capital expenditures; and

  •
  the assumed effect of governmental regulation.

        Changes in these assumptions or actual production costs incurred and results of actual development could materially decrease reserve estimates. Estimates of reserves are also continually subject to revisions based on production history, results of additional exploration and development, price changes, and other factors. As with all drilling programs, there is a risk that the quality of the target reservoir is less than that assumed for purposes of the trust's reserve reports. Under the development agreement, SandRidge receives credit for drilling a Trust Development Well if the well is drilled for completion in the AMI within the Grayburg/San Andres formation, even if such well does not successfully produce hydrocarbons. As a result, unitholders may not receive the benefit of the total amount of proved undeveloped reserves reflected in the trust's reserve reports, even if SandRidge has satisfied its drilling obligation.

         In certain circumstances the trust may have to make cash payments under the hedging arrangements and these payments could be significant.

        If oil or natural gas prices rise, the trust may be obligated to make cash payments to SandRidge or the trust's hedge counterparties, which could, in certain circumstances, be significant. Swap contracts underlying the derivatives agreement between SandRidge and the trust and swap contracts entered into between the trust and unaffiliated hedge counterparties provide the trust with the right to receive from SandRidge or the hedge counterparties, as applicable, the excess of the fixed price specified in the hedge contract over a floating market price, multiplied by the volume of production hedged. If the floating market price exceeds the specified fixed price, the trust must pay SandRidge or its hedge counterparties, as applicable, this difference in price multiplied by the volume of production hedged, even if the production attributable to the Royalty Interests is insufficient to cover the volume of production specified in the applicable hedge contracts. Accordingly, if the production attributable to the Royalty Interests is less than the volume hedged and the floating market price exceeds the specified fixed price, the trust will have to make payments against which it will have insufficient offsetting cash receipts from the sale of production attributable to the Royalty Interests. Furthermore, if one or more of the purchasers of the production attributable to the Underlying Properties defaults on a payment obligation, the trust may have insufficient cash receipts to make payments under the hedging arrangements. If these payments become too large, the trust's liquidity and cash available for distribution may be adversely affected. In addition, the trust's obligations to the counterparties under its direct hedge contracts are secured by a first priority lien on the Royalty Interests. If the trust fails to make any required payments to its unaffiliated hedge counterparties, these counterparties will have a right to foreclose on the Royalty Interests and may sell the Royalty Interests in order to satisfy the trust's payment obligations.

         Estimates of the target distributions to unitholders, subordination thresholds and incentive thresholds are based on assumptions made in mid-2011 that, when made, were inherently subjective and subject to significant business, economic, financial, legal, regulatory and competitive risks and uncertainties that could cause actual cash distributions to differ materially from those estimated.

        The estimates of target distributions to unitholders, subordination thresholds and incentive thresholds, as set forth in this prospectus and the documents incorporated by reference herein, were based on SandRidge's calculations, and SandRidge did not receive an opinion or report on such calculations from any independent accountants, financial advisers, or engineers. Such calculations were based on assumptions made in mid-2011 about drilling, production, oil and natural gas prices, hedging activities, capital expenditures, expenses, tax rates and production tax credits under state law, the location of Trust Development Wells and other matters that were inherently uncertain and were subject to significant business, economic, financial, legal, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those estimated. For example, these estimates assumed that oil and natural gas production would be sold at prices consistent with settled NYMEX prices for April through June 2011, and NYMEX forward pricing as of July 15, 2011 for the remainder of the period ending March 31, 2014, and assumed price increases after March 31, 2014 of 2.5% annually, capped at $120.00 per Bbl of oil in 2023 and $7.00 per MMBtu of natural gas in 2022, respectively. However, actual sales prices may be significantly lower. Additionally, these estimates assumed that the Remaining Development Wells would be drilled on SandRidge's anticipated drilling schedule at the time of the estimates. However, to date, more Development Wells have been drilled than the number contemplated by SandRidge's original drilling schedule. Further, the drilling of the Remaining Development Wells may be delayed, the Remaining Development Wells may be drilled at locations with higher post-production expenses and applicable taxes and actual production volumes may be significantly lower than the levels assumed in preparing the estimates. Finally, after wells are completed, production operations may be curtailed, delayed or terminated as a result of a variety of risks and uncertainties, including those described above under "—Drilling for and producing oil and natural gas on the Underlying Properties are high risk activities with many uncertainties that could delay the anticipated drilling schedule for the Remaining Development Wells and adversely affect future production from the Underlying Properties. Any such delays or reductions in production could decrease cash that is available for distribution to unitholders."

        Furthermore, neither the target distribution nor the subordination threshold for each quarter during the subordination period necessarily represents the actual cash distributions unitholders will receive. To the extent actual production volumes or sales prices of oil and natural gas differ from the assumptions used to generate the target distributions, the actual distributions unitholders receive may be lower than the target distribution and the subordination threshold for the applicable quarter. For example, drilling of the Trust Development Wells ahead of the schedule assumed when the target distribution amounts were estimated and determined could cause actual distributions to fall below the target distribution amounts and/or subordination thresholds in later periods. A cash distribution to trust unitholders below the target distribution amount or the subordination threshold may materially adversely affect the market price of the trust units.

         The subordination of certain trust units held by SandRidge does not assure that unitholders will in fact receive any specified return on investment in the trust.

        Although SandRidge will not be entitled to receive any distribution on its subordinated units unless there is enough cash for all of the common units to receive a distribution equal to the subordination threshold for such quarter (which is 20% below the target distribution level for the corresponding quarter), the subordinated units constitute only a 25% interest in the trust, and this feature does not guarantee that common units will receive a distribution equal to the subordination threshold, or any distribution at all. Additionally, the subordination period will terminate and the subordinated units will automatically convert into common units on a one-for-one basis, following which they will no longer be subject to the subordination threshold at the end of the fourth full calendar quarter following SandRidge's satisfaction of its drilling obligation with respect to the Trust Development Wells. Depending on the prices at which volumes attributable to the trust are sold, the common units may receive a distribution that is below the subordination threshold.

        Quarterly cash distributions will be made by the trust based on the proceeds received by the trust pursuant to the Royalty Interests for the preceding calendar quarter. If a quarterly cash distribution is lower than the target distribution amount or subordination threshold for any quarter, the common units will not be entitled to receive any additional distributions nor will the units be entitled to arrearages in any future quarter.

         For Trust Development Wells drilled on properties where SandRidge is not the operator, SandRidge will rely on third-party operators to drill the Trust Development Wells, and for those Trust Development Wells where SandRidge is the operator, SandRidge may rely on third-party servicers to conduct the drilling operations.

        SandRidge owns a majority working interest in substantially all of the locations on which it expects to drill the Trust Development Wells, and it expects to operate such wells during the subordination period. For Trust Development Wells drilled on properties where SandRidge is not the operator, however, SandRidge will rely on third-party operators to drill the Trust Development Wells. In addition, where SandRidge is the operator of a Trust Development Well, it may rely on third-party servicers to perform the necessary drilling operations. The ability of third-party servicers to perform such drilling operations will depend on those servicers' financial condition and economic performance and access to capital, which in turn will depend upon the supply and demand for oil and natural gas, prevailing economic conditions and financial, business and other factors. The failure of a third-party servicer to adequately perform operations could delay drilling or completion or reduce production from the Underlying Properties and the cash available for distribution to trust unitholders. If the Trust Development Wells take longer to be drilled and perforated for completion than currently anticipated, this may delay revenue earned from the production of oil and natural gas by such wells. The revenues distributable to the trust and the amount of cash distributable to the trust unitholders would similarly be delayed.

        Because SandRidge does not have a majority working interest in the non-operated properties comprising the Underlying Properties, SandRidge may not be able to remove the operator in the event of poor or untimely performance. If the Trust Development Wells take longer to be drilled than currently anticipated, this may delay revenue attributable to the production of oil and natural gas by such wells. The revenues distributable to the trust and the amount of cash distributable to the trust unitholders would similarly be delayed.

         Production of oil and natural gas on the Underlying Properties could be materially and adversely affected by severe or unseasonable weather.

        Production of oil and natural gas on the Underlying Properties could be materially and adversely affected by severe weather. Repercussions of severe weather conditions may include:

  •
  evacuation of personnel and curtailment of operations;

  •
  weather-related damage to drilling rigs or other facilities, resulting in suspension of operations;

  •
  inability to deliver materials to worksites; and

  •
  weather-related damage to pipelines and other transportation facilities.

        In addition, hydraulic fracturing operations require significant quantities of water. Any diminished access to water for use in hydraulic fracturing, whether due to usage restrictions or drought or other weather conditions, could curtail operations on the Underlying Properties or otherwise result in delays in operations or increased costs.

         Shortages or increases in costs of equipment, services and qualified personnel could delay the drilling of the Remaining Development Wells and result in a reduction in the amount of cash available for distribution.

        The demand for qualified and experienced personnel to conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. Historically, there have been shortages of drilling rigs and other equipment as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. Shortages of field personnel and equipment or price increases could significantly hinder SandRidge's ability to satisfy its drilling obligation and delay completion of the Remaining Development Wells, which would reduce future distributions to trust unitholders.

         Due to the trust's lack of industry and geographic diversification, adverse developments in the trust's existing area of operation could adversely impact its financial condition, results of operations and cash flows and reduce its ability to make distributions to the unitholders.

        The Underlying Properties will be operated for oil and natural gas production only and are focused exclusively in the Permian Basin in Andrews County, Texas. This concentration could disproportionately expose the trust's interests to operational and regulatory risk in that area. Due to the lack of diversification in industry type and location of the trust's interests, adverse developments in the oil and natural gas market or the area of the Underlying Properties, including, for example, transportation or treatment capacity constraints, curtailment of production or treatment plant closures for scheduled maintenance, could have a significantly greater impact on the trust's financial condition, results of operations and cash flows than if the Royalty Interests were more diversified.

         The generation of proceeds for distribution by the trust depends in part on access to and the operation of gathering, transportation and processing facilities. Limitations in the availability of those facilities could interfere with sales of oil and natural gas production from the Underlying Properties.

        The amount of oil and natural gas that may be produced and sold from any well to which the Underlying Properties relate is subject to curtailment in certain circumstances, such as by reason of weather conditions, pipeline interruptions due to scheduled and unscheduled maintenance, failure of tendered oil and natural gas to meet quality specifications of gathering lines or downstream transporters, excessive line pressure which prevents delivery, physical damage to the gathering system or transportation system or lack of contracted capacity on such systems. The curtailments may vary from a few days to several months. In many cases, SandRidge is provided limited notice, if any, as to when production will be curtailed and the duration of such curtailments. If SandRidge is forced to reduce production due to such a curtailment, the revenues of the trust and the amount of cash distributions to the trust unitholders would similarly be reduced due to the reduction of proceeds from the sale of production.

        Some of the Trust Development Wells on the Underlying Properties may be drilled in locations that currently are not serviced by natural gas gathering and transportation pipelines or locations in which existing gathering and transportation pipelines do not have sufficient capacity to transport additional production. As a result, the natural gas production from certain Trust Development Wells might not be able to be sold until the necessary gathering systems and/or transportation pipelines are constructed or until the necessary transportation capacity on an interstate pipeline is obtained. Any delay in the expansion of such system or the construction or expansion of any other natural gas gathering systems beyond the currently estimated construction schedules, or a delay in the procurement of additional transportation capacity would delay the receipt of any proceeds that may be associated with the natural gas production from the Trust Development Wells.

         Title deficiencies with respect to the Underlying Properties could adversely affect SandRidge's rights to production from the Underlying Properties.

        The existence of title deficiencies with respect to the Underlying Properties could reduce the value or render properties worthless, thus adversely affecting the distributions to unitholders. SandRidge does not obtain title insurance covering oil, gas and mineral leaseholds. Additionally, undeveloped leasehold acreage has greater risk of title defects than developed acreage.

        Drilling title opinions on all of the Underlying Properties have not yet been obtained. Prior to drilling of a Trust Development Well, SandRidge expects to obtain a drilling title opinion to identify defects in title to the leasehold. Frequently, as a result of title examinations, certain curative work may be required to correct identified title defects, and such curative work entails time and expense. The inability or failure to cure title defects could render some locations undrillable or cause the trust to lose its rights to some or all production from some of the Underlying Properties, which could result in a reduction in proceeds available for distribution to unitholders and the value of the trust units if a comparable additional location to drill a Remaining Development Well cannot be identified.

         The trust is passive in nature and has no voting rights in SandRidge, managerial, contractual or other ability to influence SandRidge, or control over the field operations of, sale of oil and natural gas from, or development of, the Underlying Properties.

        Trust unitholders have no voting rights with respect to SandRidge and, therefore, have no managerial, contractual or other ability to influence SandRidge's activities or operations of the Underlying Properties. In addition, some of the Trust Development Wells may be operated by third parties unrelated to SandRidge. Such third-party operators may not have the operational expertise of SandRidge within the AMI. Oil and natural gas properties are typically managed pursuant to an operating agreement among the working interest owners in the properties. The typical operating agreement contains procedures whereby the owners of the aggregate working interest in the property designate one of the interest owners to be the operator of the property. Under these arrangements, the operator is typically responsible for making all decisions relating to drilling activities, sale of production, compliance with regulatory requirements and other matters that affect the property. The failure of an operator to adequately perform operations could reduce production from the Underlying Properties and cash available for distribution to unitholders. Neither the trustee nor the trust unitholders has any contractual ability to influence or control the field operations of, sale of oil and natural gas from, or future development of, the Underlying Properties.

         The oil and natural gas reserves estimated to be attributable to the Royalty Interests are depleting assets and production from those reserves will diminish over time. Furthermore, the trust is precluded from acquiring other oil and natural gas properties or royalty interests to replace the depleting assets and production.

        The proceeds payable to the trust from the Royalty Interests are derived from the sale of the production of oil and natural gas from the Underlying Properties. The oil and natural gas reserves attributable to the Royalty Interests are depleting assets, which means that the reserves of oil and natural gas attributable to the Royalty Interests will decline over time as will the quantity of oil and natural gas produced from the Underlying Properties.

        Future maintenance may affect the quantity of proved reserves that can be economically produced from the Underlying Properties to which the wells relate. The timing and size of these projects will depend on, among other factors, the market prices of oil and natural gas. With the exception of SandRidge's commitment to drill the Trust Development Wells, SandRidge has no contractual obligation to make capital expenditures on the Underlying Properties in the future. Furthermore, for properties on which SandRidge is not designated as the operator, SandRidge has no control over the timing or amount of those capital expenditures. SandRidge also has the right to non-consent and not participate in the capital expenditures on properties for which it is not the operator, in which case SandRidge and the trust will not receive the production resulting from such capital expenditures. If SandRidge or other operators of the wells to which the Underlying Properties relate do not implement maintenance projects when warranted, the future rate of production decline of proved reserves may be higher than the rate currently expected by SandRidge or estimated in the trust's reserve report.

        The trust agreement provides that the trust's business activities are generally limited to owning the Royalty Interests and entering into the hedging arrangements and activities reasonably related thereto, including activities required or permitted by the terms of the conveyances related to the Royalty Interests. As a result, the trust is not permitted to acquire other oil and gas properties or royalty interests to replace the depleting assets and production attributable to the trust.

         An increase in the differential between the price realized by SandRidge for oil and natural gas produced from the Underlying Properties and the NYMEX or other benchmark price of oil or natural gas could reduce the proceeds to the trust and therefore the cash distributions by the trust and the value of trust units.

        The prices received for oil and natural gas production usually fall below benchmark prices such as NYMEX. The difference between the price received and the benchmark price is called a differential. The amount of the differential will depend on a variety of factors, including discounts based on the quality and location of hydrocarbons produced, Btu content and post-production costs. These factors can cause differentials to be volatile from period to period. Sellers of production have little or no control over the factors that determine the amount of the differential, and cannot accurately predict differentials for oil or natural gas. Increases in the differential between the realized price of oil or natural gas and the benchmark price for oil or natural gas could reduce the proceeds to the trust and therefore the cash distributions made by the trust and the value of the trust units. The target distributions were prepared (a) for natural gas using an assumed negative differential of 28% from NYMEX futures prices for natural gas, and (b) for oil using an assumed negative differential of $4.27 per barrel from NYMEX futures prices for oil.

         The amount of cash available for distribution by the trust is reduced by post-production costs and applicable taxes associated with the Royalty Interests, trust expenses and incentive distributions payable to SandRidge.

        The Royalty Interests and the trust bear certain costs and expenses that reduce the amount of cash received by or available for distribution by the trust to the holders of the trust units. These costs and expenses include the following:

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  the trust's share of the costs incurred by SandRidge to gather, store, compress, transport, process, treat, dehydrate and market the oil and natural gas (excluding costs of marketing services provided by SandRidge);

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  the trust's share of applicable taxes, including property taxes and taxes on the production of oil and natural gas;

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  the trust's liability for Texas franchise tax;

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  trust administrative expenses, including fees paid to the trustee and the Delaware trustee, the annual administrative services fee payable to SandRidge, tax return and Schedule K-1 preparation and mailing costs, independent auditor fees and registrar and transfer agent fees, and costs associated with annual and quarterly reports to unitholders; and

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  any amounts owed to counterparties under hedging arrangements.

        In addition, the amount of funds available for distribution to unitholders is reduced by the amount of any cash reserves maintained by the trustee in respect of anticipated future trust administrative expenses.

        Further, during the subordination period, SandRidge is entitled to receive a quarterly incentive distribution from the trust equal to 50% of the amount by which cash available to be paid to all unitholders exceeds the incentive threshold for the applicable quarter.

        The amount of post-production costs, taxes and expenses borne by the trust and incentive distributions payable to SandRidge may vary materially from quarter-to-quarter. The extent by which the costs and expenses of the trust are higher or lower in any quarter will directly decrease or increase the amount received by the trust and available for distribution to the unitholders. Historical post-production costs and taxes, however, may not be indicative of future post-production costs and taxes.

         The hedging arrangements for the trust cover only a portion of the oil and natural gas production attributable to the trust, and such contracts limit the trust's ability to benefit from commodity price increases for hedged volumes above the corresponding hedge price.

        The trust has entered into oil hedge contracts with unaffiliated counterparties. Additionally, pursuant to the derivatives agreement, SandRidge has provided the trust with the effect of certain oil hedge contracts that it entered into with third parties. Under the combined hedging arrangements, approximately 71% of the expected production and approximately 77% of the expected revenues upon which the target distributions were based from July 1, 2012 through March 31, 2015 have been hedged. The remaining estimated production of oil and natural gas during that time and all production after such time will not be hedged to protect against the price risks inherent in holding interests in oil, a commodity that is frequently characterized by significant price volatility. Furthermore, while the use of hedging arrangements limits the downside risk of price declines, they may also limit the trust's ability to benefit from increases in oil prices above the hedge price on the portion of the production attributable to the Royalty Interests that is hedged.

        The trust's receipt of any payments due to it based on the trust's hedge contracts with unaffiliated hedge counterparties and the derivatives agreement with SandRidge depends upon the financial position of the trust's unaffiliated hedging counterparties, SandRidge and SandRidge's hedging counterparties. The trust's sole current counterparty under its hedge contracts with unaffiliated third parties is Morgan Stanley Capital Group Inc. The trust's counterparty under the derivatives agreement is SandRidge, whose sole current counterparty is also Morgan Stanley Capital Group Inc. In the event that the counterparty to the oil hedge contracts defaults on its obligations to make payments under such contracts, the cash distributions to the trust unitholders would likely be materially reduced as the hedge payments are intended to provide additional cash to the trust during periods of lower oil prices. SandRidge will not be required to make payments to the trust under the derivatives agreement to the extent of payment defaults by SandRidge's hedge contract counterparty. Except in limited circumstances involving the restructuring of an existing hedge, the trust has no ability to terminate its hedge contracts or enter into additional hedges of its own. See "—SandRidge's ability to satisfy its obligations to the trust depends on its financial position, and in the event of a default by SandRidge in its obligation to drill the Remaining Development Wells, or in the event of SandRidge's bankruptcy, it may be expensive and time-consuming for the trust to exercise its remedies."

         The trust is managed by a trustee who cannot be replaced except at a special meeting of trust unitholders.

        The business and affairs of the trust are managed by the trustee. A unitholder's voting rights are more limited than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of trust unitholders or for an annual or other periodic re-election of the trustee. The trust agreement provides that the trustee may only be removed and replaced by the holders of a majority of the outstanding trust units, excluding trust units held by SandRidge, voting in person or by proxy at a special meeting of trust unitholders at which a quorum is present called by either the trustee or the holders of not less than 10% of the outstanding trust units. As a result, it may be difficult for public unitholders to remove or replace the trustee without the cooperation of holders of a substantial percentage of the outstanding trust units.

         Trust unitholders have limited ability to enforce provisions of the Royalty Interests, and SandRidge's liability to the trust is limited.

        The trust agreement permits the trustee and the trust to sue SandRidge or any other future owner of the Underlying Properties to enforce the terms of the conveyances creating the Royalty Interests. If the trustee does not take appropriate action to enforce provisions of these conveyances, a trust unitholder's recourse would be limited to bringing a lawsuit against the trustee to compel the trustee to take specified actions. The trust agreement expressly limits a trust unitholder's ability to directly sue

SandRidge or any other party other than the trustee. As a result, trust unitholders will not be able to sue SandRidge or any future owner of the Underlying Properties to enforce the trust's rights under the conveyances. Furthermore, the Royalty Interest conveyances provide that, except as set forth in the conveyances, SandRidge will not be liable to the trust for the manner in which it performs its duties in operating the Underlying Properties as long as it acts in good faith and, to the fullest extent permitted by law, will owe no fiduciary duties to the trust or the unitholders.

         Courts outside of Delaware may not recognize the limited liability of the trust unitholders provided under Delaware law.

        Under the Delaware Statutory Trust Act, trust unitholders are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. However, courts in jurisdictions outside of Delaware may not give effect to such limitation.

         Sale of trust units by SandRidge could have an adverse impact on the trading price of the common units.

        SandRidge, through SandRidge E&P, owns an aggregate of 2,875,000 common units and 13,125,000 subordinated units. All of the subordinated units will automatically convert into common units at the end of the subordination period. SandRidge may sell trust units in the public or private markets, and any such sales could have an adverse impact on the price of the common units or on any trading market that may develop. On March 14, 2012, SandRidge E&P sold approximately 2.0 million of its common units in a transaction pursuant to Rule 144 under the Securities Act of 1933 ("Securities Act"). The trust has granted registration rights to SandRidge, which, if exercised, would facilitate sales of trust units by SandRidge to the public. The registration statement of which this prospectus forms a part was filed by the trust in accordance with the registration rights granted to SandRidge.

         SandRidge could have interests that conflict with the interests of the trust and trust unitholders.

        As a working interest owner in the Underlying Properties, SandRidge could have interests that conflict with the interests of the trust and the trust unitholders. For example:

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  Notwithstanding its drilling obligation to the trust, SandRidge's interests may conflict with those of the trust and the trust unitholders in situations involving the development, maintenance, operation or abandonment of the Underlying Properties. Additionally, SandRidge may, consistent with its obligation to act as a reasonably prudent operator, abandon a well that is uneconomic or not generating revenues from production in excess of its operating costs, even though such well is still generating revenue for the trust unitholders. Subsequent to fulfilling its drilling obligation, SandRidge may make decisions with respect to expenditures and decisions to allocate resources on projects in other areas that adversely affect the Underlying Properties, including reducing expenditures on these properties, which could cause oil and natural gas production to decline at a faster rate and thereby result in lower cash distributions by the trust in the future.

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  Following the satisfaction of its drilling obligation to the trust, SandRidge may, without the consent or approval of the trust unitholders, sell all or any part of its retained interest in the Underlying Properties, if the Underlying Properties are sold subject to and burdened by the Royalty Interests. Such sale may not be in the best interests of the trust and trust unitholders. For example, any purchaser may lack SandRidge's experience in the Permian Basin or its creditworthiness.

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  Following the satisfaction of its drilling obligation to the trust, SandRidge may, without the consent or approval of the trust unitholders, require the trust to release Royalty Interests with an aggregate value of up to $5.0 million during any 12-month period in connection with a sale by SandRidge of a portion of its retained interest in the Underlying Properties. The fair value received by the trust for such Royalty Interests may not fully compensate the trust for the value of future production attributable to the Royalty Interests disposed of.

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  SandRidge is permitted under the conveyance agreements creating the Royalty Interests to enter into new processing and transportation contracts without obtaining bids from or otherwise negotiating with any independent third parties, and SandRidge will deduct from the trust's proceeds any charges under such contracts attributable to production from the trust properties.

  •
  SandRidge can sell its trust units regardless of the effects such sale may have on common unit prices or on the trust itself. Additionally, SandRidge can vote its trust units in its sole discretion.

        In addition, SandRidge has agreed that, if at any time the trust's cash on hand (including available cash reserves) is not sufficient to pay the trust's ordinary course administrative expenses as they become due, SandRidge will loan funds to the trust necessary to pay such expenses. Any such loan will be on an unsecured basis, and the terms of such loan will be substantially the same as those which would be obtained in an arms' length transaction between SandRidge and an unaffiliated third party. If SandRidge provides such funds to the trust, it would become a creditor of the trust and its interests as a creditor could conflict with the interests of unitholders. Finally, as hedge manager to the trust, SandRidge has the ability to negotiate the terms of any novation, assignment or transfer of any hedge contract to which SandRidge is a party.

         SandRidge may sell all or a portion of the Underlying Properties, subject to and burdened by the Royalty Interests, after satisfying its drilling obligation to the trust; any such purchaser could have a weaker financial position and/or be less experienced in oil and natural gas development and production than SandRidge.

        Unitholders will not be entitled to vote on any sale of the Underlying Properties if the Underlying Properties are sold subject to and burdened by the Royalty Interests and the trust will not receive any proceeds from any such sale. The purchaser would be responsible for all of SandRidge's obligations relating to the Royalty Interests on the portion of the Underlying Properties sold, and SandRidge would have no continuing obligation to the trust for those properties. Additionally, SandRidge may enter into farmout or joint venture arrangements with respect to the wells burdened by the trust's Royalty Interest. Any purchaser, farmout counterparty or joint venture partner could have a weaker financial position and/or be less experienced in oil and natural gas development and production than SandRidge.

         SandRidge's ability to satisfy its obligations to the trust depends on its financial position, and in the event of a default by SandRidge in its obligation to drill the Trust Development Wells, or in the event of SandRidge's bankruptcy, it may be expensive and time-consuming for the trust to exercise its remedies.

        Pursuant to the terms of the development agreement between SandRidge and the trust, SandRidge is obligated to drill, or cause to be drilled, the Trust Development Wells at its own expense. SandRidge owns a majority working interest in substantially all of the locations on which it expects to drill the Remaining Development Wells, and it expects to operate such wells until completion of its drilling obligation. As of the date of this prospectus, SandRidge is also the operator of all of the Initial Wells together with the wells drilled as Trust Development Wells through June 30, 2012. The conveyances provide that SandRidge is obligated to market, or cause to be marketed, the oil and natural gas production related to the Underlying Properties. Additionally, SandRidge is the counterparty to the trust's derivatives agreement and has certain obligations to the trust under the agreement. In the event that SandRidge defaults on its obligation to make payments under the derivatives agreement, the cash distributions to the trust unitholders may be materially reduced as these payments are intended to provide additional cash to the trust during periods of lower oil and natural gas prices. Due to the trust's reliance on SandRidge to fulfill these numerous obligations, the value of the Royalty Interests and its ultimate cash available for distribution is highly dependent on SandRidge's performance.

        SandRidge has other drilling obligations, including drilling obligations to two other royalty trusts, which will require it to make capital expenditures over the next several years at the same time it plans to drill the Remaining Development Wells. SandRidge's ability to satisfy its drilling obligation to the trust will depend on, among other things, the availability of sufficient funds and drilling rigs. More generally, SandRidge's ability to satisfy its drilling obligation to the trust and to perform these obligations depends on its future financial condition and economic performance and access to capital, which in turn depends upon the supply and demand for oil and natural gas, prevailing economic conditions and financial, business and other factors, many of which are beyond SandRidge's control.

        In the event that SandRidge defaults on its obligation to drill the Remaining Development Wells, the trust would be able to foreclose on the lien granted to the trust by SandRidge E&P in order to secure the estimated amount of the drilling costs for the trust's interests in the undeveloped Underlying Properties (the "Drilling Support Lien") to the extent of SandRidge's remaining interests in the undeveloped portions of the AMI. However, the maximum amount the trust can recover in such a foreclosure or other action was, as of June 30, 2012, approximately $179.3 million, which amount will be reduced proportionately as each Remaining Development Well is drilled and perforated for completion. The value of SandRidge's interests in the undeveloped portions of the AMI secured by the Drilling Support Lien may not be equal to the amount recoverable at any given time, and such interests may be worth considerably less. The process of foreclosing on such collateral may be expensive and time-consuming and delay the drilling and completion of the Remaining Development Wells; such delays and expenses would reduce trust distributions by reducing the amount of proceeds available for distribution. Any amounts actually recovered in a foreclosure action would be applied to completion of SandRidge's drilling obligation, would not result in any distribution to the trust unitholders and may be insufficient to drill the number of wells needed for the trust to realize the full value of the Development Royalty Interest. Furthermore, the trust would have to seek a new party to perform the drilling and operations of the wells. The trust may not be able to find a replacement driller or operator, and it may not be able to enter into a new agreement with such replacement party on favorable terms within a reasonable period of time.

        SandRidge will not be required to maintain a segregated account for proceeds payable to the trust. The proceeds of the Royalty Interests may be commingled, for a period of time, with proceeds of SandRidge's retained interest in the Underlying Properties for the period of time between SandRidge's sale of hydrocarbons attributable to the Royalty Interests and the quarterly payment to the trust of its share of proceeds. It is possible that the trust may not have adequate facts to trace its entitlement to funds in the commingled pool of funds and that other persons may, in asserting claims against SandRidge's retained interest, be able to assert claims to the proceeds that should be delivered to the trust. If there is an event of default under SandRidge's credit facility, SandRidge must keep its accounts with banks that enter into control agreements with the administrative agent under the credit facility, which would permit the administrative agent to direct payment of funds in such accounts during the pendency of an event of default. In addition, during any bankruptcy of SandRidge, it is possible that payments of the royalties may be delayed or deferred. During the pendency of any SandRidge bankruptcy proceedings, the trust's ability to foreclose on the Drilling Support Lien, and the ability to collect cash payments being held in SandRidge's accounts that are attributable to production from the trust properties, may be stayed by the bankruptcy court. Delay in realizing on the collateral for the Drilling Support Lien is possible, and it cannot be guaranteed that a bankruptcy court would permit such foreclosure. It is possible that the bankruptcy would also delay the execution of a new agreement with another driller or operator. If the trust enters into a new agreement with a drilling or operating partner, the new partner might not achieve the same levels of production or sell oil and natural gas at the same prices as SandRidge was able to achieve.

         Oil and natural gas wells are subject to operational hazards that can cause substantial losses. SandRidge maintains insurance; however, SandRidge may not be adequately insured for all such hazards.

        There are a variety of operating risks inherent in oil and natural gas production and associated activities, such as fires, leaks, explosions, mechanical problems, major equipment failures, blowouts, uncontrollable flow of oil, natural gas, water or drilling fluids, casing collapses, abnormally pressurized formations and natural disasters. The occurrence of any of these or similar accidents that temporarily or permanently halt the production and sale of oil and natural gas at any of the Underlying Properties will reduce trust distributions by reducing the amount of proceeds available for distribution.

        Additionally, if any of such risks or similar accidents occur, SandRidge could incur substantial losses as a result of injury or loss of life, severe damage or destruction of property, natural resources and equipment, regulatory investigation and penalties and environmental damage and clean-up responsibility. If SandRidge experiences any of these problems, its ability to conduct operations and perform its obligations to the trust could be adversely affected. While SandRidge maintains insurance coverage it deems appropriate for these risks with respect to the Underlying Properties, SandRidge's operations may result in liabilities exceeding such insurance coverage or liabilities not covered by insurance. If a well is damaged, SandRidge would have no obligation to drill a replacement well or make the trust whole for the loss.

         The operation of the Underlying Properties is subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner and feasibility of conducting operations on the properties, which in turn could negatively impact trust distributions, estimated and actual future net revenues to the trust and estimates of reserves attributable to the trust's interests.

        Oil and natural gas exploration, production, transportation and treatment operations are subject to complex and stringent laws and regulations. In order to conduct operations in compliance with these laws and regulations, numerous permits, approvals and certificates are required from various federal, state and local governmental authorities. Compliance with these existing laws and regulations may require the incurrence of substantial costs by SandRidge or other operators of the Underlying Properties. Additionally, there has been a variety of regulatory initiatives at the federal and state levels to further regulate oil and natural gas operations in certain locations. Any increased regulation or suspension of oil and natural gas operations, or revision or reinterpretation of existing laws and regulations, could result in delays and higher operating costs. Such costs or significant delays could have a material adverse effect on the operation of the Underlying Properties, which in turn could negatively impact trust distributions, estimated and actual future net revenues to the trust and estimates of reserves attributable to the trust's interests.

        Laws and regulations governing oil and natural gas exploration and production may also affect production levels. SandRidge is required to comply with federal and state laws and regulations governing conservation matters, including provisions related to the unitization or pooling of the oil and natural gas properties; the establishment of maximum rates of production from wells; the spacing of wells; and the plugging and abandonment of wells. These and other laws and regulations can limit the amount of oil and natural gas SandRidge can produce from its wells, limit the number of wells it can drill, or limit the locations at which it can conduct drilling operations, which in turn could negatively impact trust distributions, estimated and actual future net revenues to the trust and estimates of reserves attributable to the trust's interests.

        New laws or regulations, or changes to existing laws or regulations may unfavorably impact SandRidge, could result in increased operating costs and have a material adverse effect on SandRidge's financial condition and results of operations. For example, Congress has recently considered, and may continue to consider, legislation that, if adopted in its proposed form, would subject companies involved in oil and natural gas exploration and production activities to, among other items, additional regulation of and restrictions on hydraulic fracturing of wells, and the elimination of most U.S. federal tax incentives and certain deductions available to oil and natural gas exploration and production activities. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated thereunder could reduce trading positions in the energy futures markets and materially reduce hedging opportunities for SandRidge, which could adversely affect its revenues and cash flows during periods of low commodity prices, and which could adversely affect the ability to restructure the hedges when it might be desirable to do so.

        Additionally, federal and state regulatory authorities may expand or alter applicable pipeline safety laws and regulations, compliance with which may require increased capital costs on the part of SandRidge and third-party downstream oil and natural gas transporters. These and other potential regulations could increase SandRidge's operating costs, reduce SandRidge's liquidity, delay SandRidge's operations, increase direct and third-party post production costs associated with the trust's interests or otherwise alter the way SandRidge conducts its business, which could have a material adverse effect on SandRidge's financial condition, results of operations and cash flows and which could reduce cash received by or available for distribution, including any amounts paid by SandRidge for transportation on downstream interstate pipelines.

         The operation of the Underlying Properties is subject to environmental laws and regulations that could adversely affect the cost, manner or feasibility of conducting operations or result in significant costs and liabilities.

        The oil and natural gas exploration and production operations on the Underlying Properties are subject to stringent and comprehensive federal, state, and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations that are applicable to operations of the Underlying Properties, including the acquisition of permits before conducting drilling; water withdrawal or waste disposal activities; the restriction of types, quantities and concentrations of materials that can be released into the environment; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; the imposition of regulations designed to protect employees from exposure to hazardous substances; and the imposition of substantial liabilities for pollution resulting from operations. Numerous governmental authorities, such as the EPA and analogous state agencies have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly actions. Failure to comply with these laws and regulations may result in litigation; the assessment of administrative, civil and criminal penalties; the imposition of investigatory or remedial obligations; and the issuance of injunctions limiting or preventing some or all operations relating to the Underlying Properties.

        There is inherent risk of incurring significant environmental costs and liabilities in the performance of operations at the Underlying Properties due to the handling of petroleum hydrocarbons and wastes, because of air emissions and wastewater discharges related to its operations, and as a result of historical industry operations and waste disposal practices. Under certain environmental laws and regulations, an operator could be subject to joint and several strict liability for the investigation, removal or remediation of previously released materials or property contamination regardless of whether the operator was responsible for the release or contamination or if the operations were in compliance with all applicable laws at the time the release occurred. Private parties, including the owners of properties upon which wells are drilled and facilities where petroleum hydrocarbons or wastes are taken for reclamation or disposal may also have the right to pursue legal actions to enforce compliance, as well as to seek damages for contamination even in the absence of non-compliance, with environmental laws and regulations or for personal injury or property damage. In addition, the risk of accidental spills or releases could expose an operator to significant liabilities that could have a material adverse effect on its financial condition or results of operations. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly construction, drilling, water management, completion, waste handling, storage, transport, disposal or cleanup requirements could require significant expenditures by SandRidge to attain and maintain compliance and may otherwise have a material adverse effect on the results of operations, competitive position or financial condition of SandRidge. SandRidge may not be able to recover some or any of these costs from insurance. As a result of the increased cost of compliance, SandRidge may decide to discontinue drilling. Additionally, permitting delays may inhibit SandRidge's ability to drill the Remaining Development Wells on schedule.

         Climate change laws and regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the oil and natural gas that SandRidge produces while the physical effects of climate change could disrupt SandRidge's production and cause SandRidge to incur significant costs in preparing for or responding to those effects.

        In December 2009, the EPA published its findings that emissions of carbon dioxide, methane and other greenhouse gases ("GHGs") present a danger to public health and the environment. These findings allow the agency to adopt and implement regulations that restrict emissions of GHGs under existing provisions of the Clean Air Act. Accordingly, the EPA has adopted rules that require a reduction in emissions of GHGs from motor vehicles and also trigger Clean Air Act construction and operating permit review for GHG emissions from certain stationary sources. The EPA's rules relating to emissions of GHGs from stationary sources of emissions are subject to a number of political and legal challenges, but the federal courts have thus far declined to issue any injunctions to prevent EPA from implementing, or requiring state environmental agencies to implement, the rules. In addition, the EPA has adopted rules requiring the reporting of GHG emissions from onshore oil and natural gas production facilities in the United States on an annual basis. Both houses of Congress have from time to time considered legislation to reduce emissions of GHGs and almost one-half of the states, either individually or through multi-state regional initiatives, already have begun implementing legal measures to reduce emissions of GHGs. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, SandRidge's equipment and operations could require SandRidge to incur additional costs to reduce emissions of GHGs associated with its operations or could adversely affect demand for the oil and natural gas that it produces. Finally, some scientists have concluded that increasing concentrations of GHG in the Earth's atmosphere may produce climate change that could have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events; if any such effects were to occur, they could have an adverse effect on the Underlying Properties.

         Federal and state legislative and regulatory initiatives as well as governmental reviews relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays as well as adversely affect the level of production from the Underlying Properties.

        Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons from tight formations, such as shales. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. The process is typically regulated by state oil and gas commissions. Certain states in which SandRidge operates, including Texas and Oklahoma, and municipalities have adopted, or are considering adopting, regulations that have imposed, or that could impose, more stringent permitting, disclosure, disposal and well construction requirements on exploration and production activities. For example, in December 2011, the Railroad Commission of Texas finalized regulations requiring public disclosure of all the chemicals in fluids used in the hydraulic fracturing process. Local ordinances or other regulations may regulate or prohibit the performance of well drilling in general and hydraulic fracturing in particular. If new laws or regulations that significantly restrict or regulate hydraulic fracturing are adopted, such legal requirements could cause project delays and make it more difficult or costly to perform fracturing to stimulate production from a formation. These delays or additional costs could adversely affect the determination of whether a well is commercially viable. Restrictions on hydraulic fracturing could also reduce the amount of oil and natural gas that ultimately can be produced in commercial quantities from the Underlying Properties.

        In addition, a number of federal entities are analyzing, or have been requested to review, a variety of environmental issues associated with unconventional natural gas production, including hydraulic fracturing. In April 2012, President Obama issued an executive order that established a working group for the purpose of coordinating policy, information sharing, and planning among federal agencies and offices regarding "unconventional natural gas production," including hydraulic fracturing. In April 2012, the EPA issued final Clean Air Act regulations governing performance standards, including standards for the capture of air emissions released during hydraulic fracturing that will take effect in 2015. The EPA also has commenced a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater, with initial results expected to be available by late 2012 and final results by 2014. In May 2012, the U.S. Department of the Interior issued a proposed rule addressing disclosure of chemicals used, well integrity monitoring, flowback fluid management requirements and other mandates for hydraulic fracturing on federal lands. Additionally, a committee of the United States House of Representatives has conducted an investigation of hydraulic fracturing practices, and certain members of Congress have called upon the U.S. Government Accountability Office to investigate how hydraulic fracturing might adversely affect water resources; the SEC to investigate the natural gas industry and any possible misleading of investors or the public regarding the economic feasibility of pursuing natural gas deposits in shales by means of hydraulic fracturing; and the U.S. Energy Information Administration to provide a better understanding of that agency's estimates regarding natural gas reserves, including reserves from shale formations, as well as uncertainties associated with those estimates. Bills introduced in both the Senate and the House of Representatives in 2011 would, among other things, amend the federal Safe Drinking Water Act to repeal provisions that exempt hydraulic fracturing operations from restrictions that otherwise would apply to underground injection of fluids or propping agents. The studies and initiatives described above, depending on their degree of pursuit and any meaningful results obtained, could spur efforts to further regulate hydraulic fracturing under the Safe Drinking Water Act or other regulatory mechanisms.

         The trust is subject to the requirements of the Sarbanes-Oxley Act of 2002, which may impose cost and operating challenges on it.

        The trust is subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 which requires, among other things, maintenance by the trust of, and reports regarding the effectiveness of, a system of internal control over financial reporting. Complying with these requirements may pose operational challenges and may cause the trust to incur unanticipated expenses. Any failure by the trust to comply with these requirements could lead to a loss of public confidence in the trust's internal controls and in the accuracy of the trust's publicly reported results.

Tax Risks Related to the Units

         The trust's tax treatment depends on its status as a partnership for U.S. federal income tax purposes. If the U.S. Internal Revenue Service ("IRS") were to treat the trust as a corporation for U.S. federal income tax purposes, then its cash available for distribution to unitholders would be substantially reduced.

        The anticipated after-tax economic benefit of an investment in the trust units depends largely on the trust being treated as a partnership for U.S. federal income tax purposes. The trust has not requested, and does not plan to request, a ruling from the IRS, on this or any other tax matter affecting it.

        It is possible in certain circumstances for a publicly traded trust otherwise treated as a partnership, such as the trust, to be treated as a corporation for U.S. federal income tax purposes. In addition, a change in current law could cause the trust to be treated as a corporation for U.S. federal income tax purposes or otherwise subject it to federal taxation as an entity.

        If the trust were treated as a corporation for U.S. federal income tax purposes, it would pay federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely be required to also pay state income tax on its taxable income at the corporate tax rate of such state. Distributions to unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to unitholders without first being subjected to taxation at the entity level. Because additional tax would be imposed upon the trust as a corporation, its cash available for distribution to unitholders would be substantially reduced. Therefore, treatment of the trust as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to the trust unitholders, likely causing a substantial reduction in the value of the trust units.

        The trust agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects the trust to additional amounts of entity-level taxation for state or local income tax purposes, the subordination threshold amounts, incentive threshold amounts and target distribution amounts may be adjusted to reflect the impact of that law on the trust.

         If the trust were subjected to a material amount of additional entity-level taxation by individual states, it would reduce the trust's cash available for distribution to unitholders.

        The trust will be required to pay Texas franchise tax each year at a maximum effective rate of 0.7% of its gross income apportioned to Texas in the prior year. This rate of tax is subject to change by new legislation at any time.

        Changes in current state law may subject the trust to additional entity-level taxation by individual states. Because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation.

        Additional imposition of such taxes may substantially reduce the cash available for distribution to unitholders and, therefore, negatively impact the value of an investment in trust units. The trust agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects the trust to additional amounts of entity-level taxation for state or local income tax purposes, the subordination threshold amounts, incentive threshold amounts and target distribution amounts may be adjusted to reflect the impact of that law on the trust.

         The tax treatment of an investment in trust units could be affected by recent and potential legislative changes, possibly on a retroactive basis.

        The Health Care and Education Reconciliation Act of 2010 includes a provision that, in taxable years beginning after December 31, 2012, subjects an individual having adjusted gross income in excess of $200,000 (or $250,000 for married taxpayers filing joint returns) to an additional "Medicare tax" equal generally to 3.8% of the lesser of such excess or the individual's net investment income, which appears to include interest income and royalty income derived from investments such as the trust units as well as any net gain from the disposition of trust units. In addition, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

        Current law may change so as to cause the trust to be treated as a corporation for U.S. federal income tax purposes or otherwise subject the trust to entity-level taxation. Specifically, the present U.S. federal income tax treatment of publicly traded partnerships, including the trust, or an investment in the trust units may be modified by administrative, legislative or judicial interpretation at any time. For example, at the federal level, legislation has been proposed in the past that would have eliminated partnership tax treatment for certain publicly traded partnerships. Although such legislation would not have applied to the trust as it was proposed, it could be reintroduced in a manner that does apply to the trust.

        The trust agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects the trust to taxation as a corporation or otherwise subjects it to entity-level taxation for U.S. federal income tax purposes, subordination threshold amounts, the incentive threshold amounts and the target distribution amounts may be adjusted to reflect the impact of that law on the trust.

         The trust may adopt or may have adopted positions that may not conform to all aspects of existing Treasury Regulations. If the IRS contests the tax positions the trust takes, the value of the trust units may be adversely affected, the cost of any IRS contest will reduce the trust's cash available for distribution and income, gains, losses and deductions may be reallocated among trust unitholders.

        If the IRS contests any of the U.S. federal income tax positions the trust takes or has taken, the value of the trust units may be adversely affected because the cost of any IRS contest will reduce the trust's cash available for distribution and income, gain, loss and deduction may be reallocated among trust unitholders. For example, the trust generally prorates its items of income, gain, loss and deduction between transferors and transferees of the trust units each quarter based upon the record ownership of the trust units on the quarterly record date in such quarter, instead of on the basis of the date a particular trust unit is transferred. Although simplifying conventions are contemplated by the Internal Revenue Code, and most publicly traded partnerships use similar simplifying conventions, the use of these methods may not be permitted under existing Treasury Regulations.

        The trust has not requested a ruling from the IRS with respect to its treatment as a partnership for U.S. federal income tax purposes or any other matter affecting the trust. The IRS may adopt positions that differ from the conclusions of SandRidge's counsel or from the positions the trust takes. It may be necessary to resort to administrative or court proceedings to attempt to sustain some or all of the conclusions of SandRidge's counsel expressed in this prospectus or the positions the trust takes. A court may not agree with some or all of the conclusions of SandRidge's counsel or positions the trust takes. Any contest with the IRS may materially and adversely impact the market for the trust units and the price at which they trade. In addition, the trust's costs of any contest with the IRS will be borne indirectly by the trust unitholders because the costs will reduce the trust's cash available for distribution.

         Each unitholder is required to pay taxes on the unitholder's share of the trust's income even if a unitholder does not receive cash distributions from the trust equal to the unitholder's share of the trust's taxable income.

        Because the trust unitholders are treated as partners to whom the trust allocates taxable income that could be different in amount than the cash the trust distributes, each unitholder may be required to pay any federal income taxes and, in some cases, state and local income taxes on the unitholder's share of the trust's taxable income even if a unitholder may not receive cash distributions from the trust equal to the unitholder's share of the trust's taxable income or even equal to the actual tax liability that results from that income.

         Tax gain or loss on the disposition of the trust units could be more or less than expected.

        If a unitholder sells its trust units, the unitholder will recognize a gain or loss equal to the difference between the amount realized and the unitholder's tax basis in those trust units. Because distributions in excess of a unitholder's allocable share of the trust's net taxable income decrease the unitholder's tax basis in its trust units, the amount, if any, of such prior excess distributions with respect to the trust units unitholders sell will, in effect, become taxable income to unitholders if unitholders sell such trust units at a price greater than the unitholder's tax basis in those trust units, even if the price the unitholder receives is less than the unitholder's original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depletion recapture.

         The ownership and disposition of trust units by non-U.S. persons may result in adverse tax consequences to them.

        Investment in trust units by non-U.S. persons raises issues unique to them. For example, distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons may be required to file U.S. federal income tax returns and pay tax on their share of the trust's taxable income or proceeds from the sale of trust units. If a unitholder is a non-U.S. person, the unitholder should consult a tax advisor before investing in the trust units.

         The trust treats each purchaser of trust units as having the same economic attributes without regard to the actual trust units purchased. The IRS may challenge this treatment, which could adversely affect the value of the trust units.

        Due to a number of factors, including the trust's inability to match transferors and transferees of trust units, the trust may adopt positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely alter the tax effects of an investment in trust units. It also could affect the timing of tax benefits or the amount of gain from a unitholder's sale of trust units and could have a negative impact on the value of the trust units or result in audit adjustments to a unitholder's tax returns.

         The trust prorates its items of income, gain, loss and deduction between transferors and transferees of the trust units each quarter based upon the record ownership of the trust units on the quarterly record date, in such quarter, instead of on the basis of the date a particular trust unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among the trust unitholders.

        The trust generally prorates its items of income, gain, loss and deduction between transferors and transferees of the trust units based upon the record ownership of the trust units on the quarterly record date in such quarter instead of on the basis of the date a particular trust unit is transferred. The use of this proration method may not be permitted under existing Treasury Regulations, and, accordingly, SandRidge's counsel is unable to opine as to the validity of this method. If the IRS were to challenge the trust's proration method, the trust may be required to change its allocation of items of income, gain, loss and deduction among the trust unitholders and the costs to the trust of implementing and reporting under any such changed method may be significant.

         A trust unitholder whose trust units are loaned to a "short seller" to cover a short sale of trust units may be considered as having disposed of those trust units. If so, he would no longer be treated for tax purposes as a partner with respect to those trust units during the period of the loan and may recognize gain or loss from the disposition.

        Because a trust unitholder whose trust units are loaned to a "short seller" to cover a short sale of trust units may be considered as having disposed of the loaned trust units, he may no longer be treated for tax purposes as a partner with respect to those trust units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of the trust's income, gains, losses or deductions with respect to those trust units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those trust units could be fully taxable as ordinary income. SandRidge's counsel has not rendered an opinion regarding the treatment of a unitholder where trust units are loaned to a short seller to cover a short sale of trust units; therefore, trust unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from loaning their trust units.

         The trust may adopt certain valuation methodologies that may affect the income, gain, loss and deduction allocable to the trust unitholders. The IRS may challenge this treatment, which could adversely affect the value of the trust units.

        The U.S. federal income tax consequences of the ownership and disposition of trust units will depend in part on the trust's estimates of the relative fair market values, and the initial tax bases of the trust's assets. Although the trust may from time to time consult with professional appraisers regarding valuation matters, the trust will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by trust unitholders might change, and trust unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

         The sale or exchange of 50% or more of the trust's capital and profits interests during any 12-month period will result in the termination of the trust's partnership status for U.S. federal income tax purposes.

        The trust will be considered to have technically terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same trust unit within any 12-month period will be counted only once. The trust's termination would, among other things, result in the closing of its taxable year for all trust unitholders, which would result in the trust filing two tax returns (and the trust unitholders would receive two Schedules K-1) for one calendar year. However, the IRS has announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and the IRS grants special relief, among other things, the partnership will be required to provide only a single Schedule K-1 to unitholders for the short taxable years that result from the technical termination. In the case of a unitholder reporting on a taxable year other than a calendar year ending December 31, the closing of the trust's taxable year as a result of any technical termination may also result in more than twelve months of the trust's taxable income being includable in his or her taxable income for the year of termination. A technical termination would not affect the trust's classification as a partnership for U.S. federal income tax purposes, but instead, the trust would be treated as a new partnership for tax purposes. If treated as a new partnership, the trust must make new tax elections and could be subject to penalties if the trust is unable to determine that a technical termination occurred.

         Certain U.S. federal income tax preferences currently available with respect to oil and natural gas production may be eliminated as a result of future legislation.

        In recent years, the Obama administration's budget proposals and other proposed legislation have included elimination of certain key U.S. federal income tax incentives currently applicable to oil and gas exploration and production activities. If enacted into law, these provisions would eliminate certain tax preferences applicable to taxpayers engaged in the exploration and production of natural resources. These changes include, but are not limited to (i) the repeal of the percentage depletion allowance for oil and gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for U.S. production activities and (iv) the increase in the amortization period from two years to seven years for geophysical costs paid or incurred in connection with the exploration for or development of, oil and gas within the United States. It is unclear whether any such changes will be enacted and, if so, when any such changes would become effective.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements. Such forward-looking statements are based on assumptions and beliefs that the trust and SandRidge believe to be reasonable; however, assumed facts almost always vary from actual results, and the differences between assumed facts and actual results can be material, depending upon the circumstances. Where the trust or SandRidge expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and based on assumptions believed to have a reasonable basis. It cannot be assured, however, that the stated expectation or belief will occur or be achieved or accomplished. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding the trust's proved oil, natural gas and natural gas liquids reserves, the trust's or SandRidge's future financial position, business strategy, budgets, pending acquisitions, recent acquisitions and divestitures, project costs and plans and objectives for future operations, including the information under the heading "Target Distributions and Subordination and Incentive Thresholds," statements pertaining to future development activities and costs, and other statements in this prospectus that are prospective and constitute forward-looking statements are forward-looking statements.

        The words "estimate," "assume," "target," "project," "predict," "believe," "expect," "anticipate," "potential," "could," "may," "foresee," "plan," "goal," "should" and "intend" and similar expressions will generally identify forward-looking statements. Forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany those statements. In addition, neither the trust nor SandRidge undertakes an obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus.

        With this in mind, you should consider the risks discussed under the heading "Risk Factors" in this prospectus, as well as any risks discussed in any prospectus supplement and those contained in each of SandRidge's and the trust's Annual Report on Form 10-K for the year ended December 31, 2011, each of SandRidge's and the trust's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012 and other disclosures about SandRidge and the trust that are included in or incorporated by reference into this prospectus. See "Where You Can Find More Information."

 USE OF PROCEEDS

        The selling unitholder is offering all of the common units to be sold pursuant to this prospectus. Accordingly, the trust will not receive any of the proceeds received from the sale of the common units. The selling unitholder intends to use the proceeds received from the sale of the common units for general corporate purposes, which may include funding of capital expenditures.

 SANDRIDGE ENERGY, INC.

        SandRidge is an independent oil and natural gas company concentrating on development and production activities related to the exploitation of its significant holdings in the Mid-Continent area of Oklahoma and Kansas and in the Permian Basin in west Texas as well as in the Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge also operates businesses that are complementary to its primary development and production activities, including gas gathering and processing facilities, an oil and natural gas marketing business and an oil field services business, including its wholly owned drilling rig business. SandRidge also captures and transports CO2 to the Permian Basin for use in tertiary recovery projects.

        SandRidge's principal executive offices are located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 and its telephone number is (405) 429-5500. Its website is http://www.sandridgeenergy.com.

        The trust units do not represent interests in or obligations of SandRidge.

TARGET DISTRIBUTIONS AND SUBORDINATION AND INCENTIVE THRESHOLDS

        SandRidge has conveyed to the trust Royalty Interests in specified oil, natural gas and natural gas liquids properties in the AMI. The Royalty Interests in the Initial Wells (the "PDP Royalty Interest") entitle the trust to receive 80% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Initial Wells. The Royalty Interests in the Trust Development Wells (the "Development Royalty Interest") entitle the trust to receive 70% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of production attributable to SandRidge's net revenue interest in the Trust Development Wells.

        The amount of trust revenues and cash distributions to trust unitholders depends on:

  •
  the timing of initial production from the Trust Development Wells;

  •
  oil, natural gas and natural gas liquids prices received;

  •
  the volume of oil, natural gas and natural gas liquids produced and sold;

  •
  amounts realized and paid under hedging arrangements;

  •
  post-production costs and any applicable taxes; and

  •
  the trust's general and administrative expenses.

        At the time of the trust's initial public offering, SandRidge calculated quarterly target levels of cash distributions for the life of the trust. Such target distributions are set forth on Schedule 1 to the trust agreement, which is incorporated herein by reference to Exhibit 4.1 to the registration statement of which this prospectus forms a part. The target distributions were prepared by SandRidge on a cash basis based on assumptions of production volumes, pricing and other assumptions that are described below in "—Significant Assumptions Used to Calculate the Target Distributions." Actual cash distributions may vary from the target distributions set forth on Schedule 1 to the trust agreement.

        SandRidge pays to the trust each quarter an amount equal to the Royalty Interests in the proceeds of production from the Underlying Properties received during the calendar quarter most recently ended (after deducting post-production costs and any applicable taxes). The trust, in turn, makes quarterly cash distributions of substantially all of its quarterly cash receipts, after deduction of fees and expenses for the administration of the trust, to holders of trust units. Due to the timing of the payment of production proceeds to the trust, quarterly distributions consist of royalties on sales of oil and natural gas for the first two months of the quarter just ended and the last month of the quarter immediately preceding it. Because payments to the trust are generated by depleting assets and production from the Underlying Properties will diminish over time, a portion of each distribution represents a return of a trust unitholder's original investment. See "Risk Factors—The oil and natural gas reserves estimated to be attributable to the Royalty Interests are depleting assets and production from those reserves will diminish over time. Furthermore, the trust is precluded from acquiring other oil and gas properties or royalty interests to replace the depleting assets and production."

        In order to provide support for cash distributions on the common units, SandRidge agreed to subordinate 13,125,000 of the trust units it holds, constituting 25% of the outstanding trust units. The subordinated units are entitled to receive pro rata distributions from the trust if and to the extent there is sufficient cash to provide a cash distribution on the common units that is no less than the applicable quarterly subordination threshold. If there is not sufficient cash to fund such a distribution on all trust units, the distribution to be made with respect to the subordinated units is reduced or eliminated in order to make a distribution, to the extent possible, of up to the subordination threshold amount on the common units. Each applicable quarterly subordination threshold is 20% below the target distribution level for the corresponding quarter. In exchange for agreeing to subordinate these trust units, and in order to provide additional financial incentive to SandRidge to perform its drilling obligation and operations on the Underlying Properties in an efficient and cost-effective manner, SandRidge is entitled to receive incentive distributions equal to 50% of the amount by which the cash available for distribution on all of the trust units in any quarter during the subordination period exceeds the target distribution for such quarter by more than 20%. SandRidge's right to receive incentive distributions terminates upon the expiration of the subordination period.

        The subordinated units automatically convert into common units on a one-for-one basis and SandRidge's right to receive incentive distributions terminates at the end of the fourth full calendar quarter following SandRidge's satisfaction of its drilling obligation to the trust. SandRidge currently expects that it will complete its drilling obligation on or before March 31, 2015 and that, accordingly, the subordinated units would convert into common units on or before March 31, 2016. SandRidge is obligated to complete its drilling obligation by March 31, 2016, in which event the subordinated units would convert into common units on or before March 31, 2017.

        At the time of the trust's initial public offering, SandRidge's management prepared the prospective financial information set forth below to present the target distributions to the holders of the trust units based on the estimates and assumptions described below. The accompanying prospective financial information was not prepared with a view toward complying with the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to preparation and presentation of prospective financial information. More specifically, such information omits items that are not relevant to the trust. The prospective financial information was based on estimates and judgments at the time of the trust's initial public offering of common units, and readers of this prospectus are cautioned not to place undue reliance on such information.

        The prospective financial information set forth below was prepared by, and was the responsibility of, SandRidge's management. PricewaterhouseCoopers LLP, the trust's and SandRidge's independent registered public accountant, has not examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP expresses no opinion or any other form of assurance with respect thereto. The reports of PricewaterhouseCoopers LLP incorporated by reference into this prospectus do not extend to the prospective financial information and should not be read to do so.

        The following table sets forth the target distributions and subordination and incentive thresholds for each calendar quarter through the first quarter of 2017.

Period	Subordination Threshold(1)	Target Distribution	Incentive Threshold(1)
	(per unit)
2012:
Third Quarter	$.47	$.58	$.70
Fourth Quarter	.49	.62	.74
2013:
First Quarter	.51	.64	.77
Second Quarter	.53	.66	.80
Third Quarter	.56	.70	.84
Fourth Quarter	.58	.73	.87
2014:
First Quarter	.61	.76	.91
Second Quarter	.63	.79	.95
Third Quarter	.65	.82	.98
Fourth Quarter	.66	.82	.98
2015:
First Quarter	.64	.80	.96
Second Quarter	.61	.77	.92
Third Quarter	.56	.70	.85
Fourth Quarter	.54	.68	.81
2016:
First Quarter	.53	.67	.80
Second Quarter	.52	.65	.78
Third Quarter	.51	.64	.77
Fourth Quarter	.50	.63	.75
2017:
First Quarter	.49	.61	.74

(1)
The subordination and incentive thresholds terminate after the fourth full calendar quarter following SandRidge's completion of its drilling obligation.

        The projections and assumptions on which the target distributions were based are subject to significant uncertainties, many of which are beyond the control of SandRidge and the trust. Actual cash distributions to trust unitholders, therefore, could vary significantly based upon events or conditions occurring that are different from the events or conditions assumed to occur for purposes of creating the target distributions set forth in the table above and incorporated by reference into this prospectus.

        Cash distributions to trust unitholders are particularly sensitive to fluctuations in oil, natural gas and natural gas liquids prices and production volumes. As a result of typical production declines for oil, natural gas and natural gas liquids properties, production estimates generally decrease from year to year. However, the production estimates used to establish the target distributions reflect that these declines are expected to be offset by additional production from Trust Development Wells as they are completed and begin to produce. The timing of the completion of, and the amount of production attributable to, the Trust Development Wells are substantially dependent on SandRidge executing its drilling plans with respect to the drilling and completion of the Trust Development Wells in a manner substantially similar to those underlying the assumptions used in establishing these target distributions. In addition, the completion of SandRidge's drilling obligation will depend, in part, on the completion of drilling for certain Trust Development Wells by third parties, over whom SandRidge has no control, in a manner consistent with the assumptions used in establishing these target distributions. Please see "Risk Factors" for risks relating to the timing of drilling and amount of production attributable to the Trust Development Wells. As a result of these factors, the target distributions shown in the table above and incorporated by reference into this prospectus are not necessarily indicative of distributions for future years.

Significant Assumptions Used to Calculate the Target Distributions

        The target distributions and subordination and incentive thresholds set forth above and incorporated by reference into this prospectus were calculated at the time of the trust's initial public offering in August 2011. At that time, assumptions about the revenues and expenses of the trust were calculated based on the terms of the conveyances creating the Royalty Interests using the following assumptions and those set forth elsewhere in this section, "Target Distributions and Subordination and Incentive Thresholds." For more information about the trust's Royalty Interests, please see "Description of the Royalty Interests."

        There can be no assurance regarding the accuracy of the assumptions used to calculate the target distributions and subordination and incentive thresholds, including the production estimates, prices of oil, natural gas and natural gas liquids or any other assumptions set forth in this "—Significant Assumptions Used to Calculate the Target Distributions."

        Production Estimates.    Production estimates for each of the quarters during the life of the trust were based on the reserve report prepared for the trust by Netherland Sewell as of March 31, 2011, adjusted for actual volumes realized in April, May and June 2011. The estimates of reserves and production relating to the Underlying Properties and the Royalty Interests included in such reserve report were made in accordance with the SEC's rules for reserve reporting.

        The estimated production in the forecast period gave effect to the assumed drilling and completion by SandRidge of approximately 222 Trust Development Wells per year during the four-year drilling period, and the completion by SandRidge of its drilling obligation to the trust of 888 Trust Development Wells on or before March 31, 2015.

        See "—Oil Prices" and "—Natural Gas Prices" below for a description of changes in production due to price variations. Differing levels of production will result in different levels of distributions and cash returns. If oil, natural gas and natural gas liquids prices decline, the operators of producing oil, natural gas and natural gas liquids properties may elect to reduce or completely suspend production. No adjustments were made to estimated production to reflect potential reductions or suspensions of production by SandRidge or third party operators.

        Oil Prices.    The assumed oil prices utilized for purposes of preparing the target distributions were based on settled NYMEX pricing for April through June 2011, monthly NYMEX forward pricing for the remainder of the period ending March 31, 2014 and assumed price increases after March 31, 2014 of 2.5% annually, capped at $120.00 per Bbl. Using these assumptions, the price per Bbl was assumed to reach the $120.00 per Bbl cap in 2023. The table below sets forth NYMEX forward pricing as of July 15, 2011 for the 21-month period ending March 31, 2014.

Estimated Market Prices for Oil ($/Bbl)
Based on NYMEX Pricing as of July 15, 2011

	2012	2013	2014
January		$102.99	$103.55
February		103.06	103.47
March		103.12	103.40
April		103.17
May		103.21
June		103.25
July	$101.66	103.21
August	101.88	103.23
September	102.10	103.26
October	102.33	103.35
November	102.60	103.48
December	102.90	103.64

        Natural Gas Prices.    The assumed natural gas prices utilized for purposes of preparing the target distributions were based on NYMEX forward pricing for the remainder of the period ending March 31, 2014 and assumed price increases after March 31, 2014 of 2.5% annually, capped at $7.00 per MMBtu. Using these assumptions, the price per MMBtu was assumed to reach the $7.00 per MMBtu cap in 2022. The table below sets forth NYMEX forward pricing as of July 15, 2011 for the 21-month period ending March 31, 2014.

Estimated Market Prices for Natural Gas ($/MMBtu)
Based on NYMEX Pricing as of July 15, 2011

	2012	2013	2014
January		$5.40	$5.69
February		5.37	5.66
March		5.29	5.57
April		5.06
May		5.07
June		5.10
July	$4.86	5.14
August	4.88	5.17
September	4.89	5.18
October	4.93	5.22
November	5.07	5.36
December	5.29	5.57

        Natural Gas Liquids Prices.    The assumed natural gas liquids prices utilized for purposes of preparing the target distributions were based on the pricing for oil set forth above the heading "—Oil Prices," as well as a 51.65% negative differential from such prices in each relevant period.

        Hedging.    In August 2011, the trust entered into hedge contracts directly with unaffiliated counterparties. In addition, SandRidge entered into a derivatives agreement with the trust in order to transfer to the trust the effect of the hedge contracts entered into between SandRidge and third parties. It was assumed that pursuant to such arrangements, approximately 73% of the expected production and 79% of the expected revenues upon which the target distributions were based from August 1, 2011 through March 31, 2015 would be hedged.

        Differentials.    Proceeds to the trust are calculated based on the actual price realized by SandRidge for oil, natural gas and natural gas liquids produced, which differs from NYMEX prices as a result of:

  •
  discounts based on location,

  •
  quality of oil, natural gas and natural gas liquids produced,

  •
  estimated fuel usage for natural gas, and

  •
  post-production costs (generally consisting of costs incurred to gather, store, compress, transport, process, treat, dehydrate and market the oil, natural gas and natural gas liquids produced).

        These charges are collectively referred to as pricing "differentials" from NYMEX pricing.

        To prepare the target distributions, assumed differentials were subtracted from the NYMEX prices shown in the tables above, based on an analysis by SandRidge of historical realized prices for production from the region. The estimated realized prices for natural gas assumed a 28.0% negative differential from the NYMEX futures price for natural gas, which accounted for the historical volatility in differentials in the region.

        The estimated realized prices for oil assumed a $4.27 per barrel negative differential from the NYMEX futures price for oil based on the stability in recent periods of the differential. A flat dollar differential amount was chosen because the realized oil differential was stable in the years prior to 2011 for oil produced in the Permian Basin.

        The estimated realized prices for natural gas liquids assumed a 51.65% negative differential from the NYMEX futures price for oil based on two separate differentials: (1) a 50% negative differential from NYMEX prices for oil based on an analysis by SandRidge of the historical mix of hydrocarbon liquids that were produced from its wells in the region and (2) an additional 1.65% negative differential from NYMEX prices for oil associated with fees paid for gathering and processing of the natural gas liquids, consistent with SandRidge's service contracts in place at that time.

        There can be no assurance that realized prices in the future will be the same as historical realized prices or the assumed realized prices used to prepare the target distributions.

        Administrative Expense.    Trust administrative expenses per year were estimated to be approximately $1.3 million, although such costs could be greater or less depending on future events that cannot be predicted. Included in this annual estimate, among other miscellaneous items, were annual administrative fees of $150,000 for the trustee and $300,000 for SandRidge. It was also assumed that the annual fee to SandRidge would remain flat for the life of the trust, the annual fee to the trustee would escalate at 2.5% after the first quarter of 2017, and the remaining estimated costs ($850,000) would escalate at a rate of 2.5% annually starting in the third quarter of 2013. It was also assumed that the trust would pay, out of the first cash payment received by the trust, the trustee's and Delaware trustee's legal expenses incurred in forming the trust as well as the trustee's acceptance fee in the amount of $10,000, and that such costs would be deducted by the trust before distributions were made to trust unitholders.

        Trustee's Cash Reserve.    It was assumed that the trustee would withhold $1.0 million from the first distribution to unitholders to establish a cash reserve available for potential administrative expenses of the trust. No other cash reserves were assumed.

        Tax Treatment of Royalty Interests.    For U.S. federal income tax purposes, the portion of the PDP Royalty with a 20-year term will, and the portion of the Development Royalty with a 20-year term should, be treated as debt instruments. Accordingly, those portions of the Royalty Interests were assumed to be subject to the original issue discount, or OID, rules of the Internal Revenue Code, which require that payments made to the trust with respect to such royalties be treated first as consisting of a payment of interest to the extent of interest deemed accrued under the OID rules at the applicable federal rate and the excess, if any, be treated as a payment of principal (which is non-taxable). For U.S. federal income tax purposes, the portion of the PDP Royalty that is perpetual will be, and the portion of the Development Royalty that is perpetual should be, treated as mineral royalty interests, which give rise to ordinary income subject to depletion.

        Timing of Actual Cash Distributions.    Quarterly cash distributions are made on or about the 60th day following the end of each calendar quarter to unitholders of record on or about the 45th day following each calendar quarter. Due to the timing of SandRidge's receipt of cash for production, it was assumed that cash distributions for each quarter would include production from the first two months of the quarter just ended as well as the last month of the immediately preceding quarter.

        Applicable Taxes.    Texas levies a tax on the production of oil and natural gas in the state. At the time these assumptions were made, for oil production, Texas imposed a production tax at 4.6% of the market value of the oil produced and for natural gas, Texas imposed a production tax of 7.5% of the market value of the gas. Additionally, Andrews County levies property taxes on the value of oil and natural gas reserves attributable to the Royalty Interests held by the trust at the applicable tax rate. Accordingly, these taxes were taken into account in calculating the target distributions and subordination and incentive thresholds. It was also assumed the trust would be subject to the Texas franchise tax in each year at a maximum effective rate of 0.7% of the trust's gross income apportioned to Texas in the prior year.

        Incentive Distributions.    To the extent that the trust has cash available for distribution in excess of the incentive thresholds during the subordination period, SandRidge will be entitled to receive 50% of such cash as incentive distributions. The incentive distributions terminate upon completion of the subordination period.

DESCRIPTION OF THE ROYALTY INTERESTS

        The Royalty Interests were conveyed to the trust by SandRidge by means of conveyance instruments that were recorded in the real property records of Andrews County, Texas.

        The Royalty Interests were conveyed from SandRidge's interest in the Initial Wells and the Trust Development Wells. The PDP Royalty Interest entitles the trust to receive 80% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of production of oil, natural gas and natural gas liquids attributable to SandRidge's net revenue interest in the Initial Wells. The Development Royalty Interest entitles the trust to receive 70% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of production of oil, natural gas and natural gas liquids attributable to SandRidge's net revenue interest in the Trust Development Wells.

        The PDP Royalty Interest consists of a term royalty interest entitling the trust to receive 40% of the proceeds from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Initial Wells (after deducting post-production costs and any applicable taxes) for a period of 20 years commencing on April 1, 2011 (the "Term PDP Royalty") and a perpetual royalty interest entitling the trust to receive 40% of the proceeds from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Initial Wells (after deducting post-production costs and any applicable taxes) (the "Perpetual PDP Royalty").

        The Development Royalty Interest consists of a term royalty interest entitling the trust to receive 35% of the proceeds from the sale of the production of oil, natural gas and natural gas liquids attributable to SandRidge's net revenue interest in the Trust Development Wells (after deducting post-production costs and any applicable taxes) for a period of 20 years commencing on April 1, 2011 (the "Term Development Royalty") and a perpetual royalty interest entitling the trust to receive 35% of the proceeds from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Trust Development Wells (after deducting post-production costs and any applicable taxes) (the "Perpetual Development Royalty").

        The Term PDP Royalty and the Term Development Royalty are collectively referred to as the "Term Royalties," while the Perpetual PDP Royalty and the Perpetual Development Royalty are collectively referred to as the "Perpetual Royalties."

        The percentage of production proceeds received by the trust with respect to a well equals the product of (1) the percentage of proceeds to which the trust is entitled under the terms of the conveyances (80% for the Initial Wells and 70% for the Trust Development Wells) multiplied by (2) SandRidge's net revenue interest in the well. SandRidge on average owns a 73.0% net revenue interest in the Initial Wells, a 71.6% net revenue interest in the Trust Development Wells drilled and completed as of June 30, 2012 and a 69.3% net revenue interest in the properties in the AMI on which it intends to drill the Remaining Development Wells. SandRidge's actual net revenue interest in any particular Remaining Development Well may differ from the average net revenue interest SandRidge owns in the properties in the AMI, and depends on SandRidge's working interest and the royalty interests and similar revenue burdens owed to third parties with respect to such well.

PDP Royalty Interest

        The PDP Royalty Interest entitles the trust to receive an amount of cash for each calendar quarter equal to 80% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Initial Wells. Proceeds from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Initial Wells in any calendar quarter means, for any calendar quarter commencing on or after April 1, 2011, the amount calculated based on actual production volumes attributable to SandRidge's net revenue interest in the Initial Wells, in each case after deducting the trust's proportionate share of:

  •
  any taxes levied on the severance or production of the oil, natural gas and natural gas liquids produced from the Initial Wells and any property taxes attributable to the oil, natural gas and natural gas liquids produced from the Initial Wells, and any taxes associated with facilities, equipment, land or other property associated with the Initial Wells; and

  •
  post-production costs, which generally consist of costs incurred to gather, store, compress, transport, process, treat, dehydrate and market the oil, natural gas and natural gas liquids produced, as applicable (excluding costs for marketing services provided by SandRidge).

        Proceeds payable to the trust from the sale of oil, natural gas and natural gas liquids production attributable to the Initial Wells in any calendar quarter are not subject to any deductions for any expenses attributable to exploration, drilling, development, operating, maintenance or any other costs incident to the production of oil, natural gas and natural gas liquids production attributable to the Initial Wells, including any costs to plug and abandon an Initial Well.

Development Royalty Interest

        The Development Royalty Interest entitles the trust to receive an amount of cash for each calendar quarter equal to 70% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of estimated oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Trust Development Wells. Proceeds from the sale of oil, natural gas and natural gas liquids production attributable to SandRidge's net revenue interest in the Trust Development Wells in any calendar quarter means, for any calendar quarter commencing on or after April 1, 2011, the amount calculated based on actual production volumes attributable to SandRidge's net revenue interest in the Trust Development Wells, in each case after deducting the trust's proportionate share of:

  •
  any taxes levied on the severance or production of the oil, natural gas and natural gas liquids produced from the Trust Development Wells and any property taxes attributable to the oil, natural gas and natural gas liquids produced from the Trust Development Wells, and any taxes associated with facilities, equipment, land or other property associated with the Trust Development Wells; and

  •
  post-production costs, which generally consist of costs incurred to gather, store, compress, transport, process, treat, dehydrate and market the oil, natural gas and natural gas liquids produced, as applicable (excluding costs for marketing services provided by SandRidge).

        Proceeds payable to the trust from the sale of oil, natural gas and natural gas liquids production attributable to the Trust Development Wells in any calendar quarter are not subject to any deductions for any expenses attributable to exploration, drilling, development, operating, maintenance or any other costs incident to the production of oil, natural gas and natural gas liquids production attributable to the Trust Development Wells, including any costs to drill a Trust Development Well.

Sale of the Perpetual Royalties

        The trust will begin to liquidate on March 31, 2031 (the "Termination Date") and will soon thereafter wind up its affairs and terminate. The Term Royalties automatically revert to SandRidge at the Termination Date, while the Perpetual Royalties will be sold and the proceeds thereof will be distributed to the unitholders at the Termination Date or soon thereafter. SandRidge has a right of refusal to purchase the Perpetual Royalties at the Termination Date.

        The trust agreement provides that the trustee must use commercially reasonable efforts to retain a third-party advisor to market the Perpetual Royalties within 30 business days of the Termination Date. If the trustee receives a bona fide offer from a proposed purchaser other than SandRidge and wants to sell all or part of the Perpetual Royalties, it is required to give notice (the "Offer Notice") to SandRidge, identifying the proposed purchaser and setting forth the proposed sale price, payment terms and other material terms and conditions under which the trustee is proposing to sell. SandRidge would then have 30 days from receipt of the Offer Notice to elect, by notice to the trustee, to purchase the subject properties offered for sale on the terms and conditions set forth in the Offer Notice. If SandRidge makes such election, the proposed purchaser would be entitled to receive reimbursement of its reasonable and documented expenses incurred in connection with its review and analysis of the subject properties and bid preparation. SandRidge and the trust would share equally the cost of reimbursement to the proposed purchaser.

        If SandRidge does not give notice within the 30-day period following the Offer Notice, the trustee may sell such properties to the identified purchaser on terms and conditions that are substantially the same as those previously set forth in such Offer Notice. Moreover, if, after a reasonable marketing period, no bid is received on any or all of the Perpetual Royalties from any party other than SandRidge, then SandRidge shall obtain, at the trust's expense, and deliver to the trustee, a fairness opinion from a nationally-recognized valuation firm with expertise in valuing oil, natural gas and natural gas liquids properties stating that the proposed sale price to be paid by SandRidge to the trust for the properties is fair to the trust.

Additional Features of the Royalty Interests

        Reasonably Prudent Operator Standard.    Under the conveyances, SandRidge is obligated to act in good faith and as a reasonably prudent operator in the AMI under the same or similar circumstances as it would if it were acting with respect to its own properties, disregarding the existence of the Royalty Interests as burdens affecting such properties.

        Warranty and Remedies.    In the conveyances, SandRidge warrants to the trust that the Royalty Interests granted to the trust are free of all encumbrances created by, through or under SandRidge (other than certain permitted encumbrances). If this warranty is breached, SandRidge must add to amounts owed to the trust the difference between what the trust actually receives from the Royalty Interests and what the trust should have received from the Royalty Interests had this warranty not been breached. If SandRidge's net revenue interest with respect to the Underlying Properties ever proves to be larger as of the effective date of a conveyance than the amount reflected in the conveyance at the time of grant, and, as a result, the trust receives amounts greater than what the trust would have received if the correct net revenue interest had been reflected in the conveyance, SandRidge has the right to treat any such amounts paid to the trust as a credit or offset against any amounts payable to the trust on account of a breach of the warranty described above.

        Controversies.    If a controversy arises as to the sales price of any production, then for purposes of determining gross proceeds:

  •
  amounts withheld or placed in escrow by a purchaser are not considered to be received by the owner of the underlying property until actually collected;

  •
  amounts received by the owner of the underlying property and promptly deposited with a nonaffiliated escrow agent will not be considered to have been received until disbursed to it by the escrow agent; and

  •
  amounts received by the owner of the underlying property and not deposited with an escrow agent will be considered to have been received.

        Overpayments.    The trustee is not obligated to return any cash received from the Royalty Interests. Any overpayments made to the trust by SandRidge due to adjustments to prior calculations of proceeds or otherwise will reduce future amounts payable to the trust until SandRidge recovers the overpayments.

        Sale and Release of Underlying Properties.    The conveyances provide that SandRidge may not sell any of the Underlying Properties subject to the Royalty Interests until it has satisfied the drilling obligation pursuant to the terms of the development agreement. After the satisfaction of its drilling obligation, the conveyances generally permit SandRidge to sell, without the consent or approval of the trust unitholders, all or any part of its retained interest in the Underlying Properties, if such Underlying Properties are sold subject to and burdened by the Royalty Interests. The trust unitholders are not entitled to any proceeds of any sale of SandRidge's interest in the Underlying Properties that remains subject to and burdened by the Royalty Interests. Following such sale, the royalties attributable to the transferred property will be calculated as described in this prospectus, and paid by the purchaser or transferee to the trust. As a result, any additional costs resulting from the sold property will not reduce the proceeds paid to the trust from the Underlying Properties retained by SandRidge. SandRidge will require any purchaser of any of the Underlying Properties to enter into an agreement to perform SandRidge's obligations under the administrative services agreement with respect to those properties under the same terms and conditions.

        In addition, following the satisfaction of its drilling obligation, SandRidge may, without the consent of the trust unitholders, require the trust to release for sale royalty interests with an aggregate value to the trust not to exceed $5.0 million during any 12-month period. These releases will be made only in connection with a sale by SandRidge of a portion of the Underlying Properties and are conditioned upon the trust receiving an amount equal to the fair value to the trust of such royalty interests. Any net sales proceeds paid to the trust in respect of any such released Underlying Properties are distributable to trust unitholders for the quarter in which they are received. SandRidge has not identified for sale any of the Underlying Properties.

        Exchange and Addition of Acreage.    SandRidge may at its option at any time prior to the completion of its drilling obligation, cause the trust to exchange leased acreage subject to the Royalty Interests, free and clear of such Royalty Interests, for other leased acreage in the AMI, and cause such leased acreage exchanged to the trust to be made subject to the Royalty Interests as set forth in the conveyances (excluding any wells that are already producing on such leased acreage at the time of such exchange). Following such an exchange, any exchange acreage outside the AMI will be included in the AMI for all purposes of the development agreement, and the corresponding acreage in the AMI exchanged therewith will be excluded from the AMI for all purposes of the development agreement. In addition, in the event SandRidge acquires any additional leases or interests in the AMI (other than renewals or extensions) prior to the completion of its drilling obligation, SandRidge may at its option make such additional leases or interests subject to the Royalty Interests. In no event, however, may any exchange of acreage or any addition of leased acreage or interests be effected unless SandRidge certifies to the trust that, among other things, all of the aggregate acreage attributable to the exchanged leases or additional leases or interests shall not exceed five percent of the acreage initially subject to the Royalty Interests and that, with respect to exchange acreage, the reasonable quantity of proved undeveloped reserves and probable reserves of such exchange acreage does not differ significantly from the reasonable quantity of proved undeveloped reserves and probable reserves being exchanged for such acreage, and, with respect to additional leases or interests, the reserve profile of such acreage is consistent with the reserve profile of the acreage that would be developed in the absence of such additional acreage.

        Abandonment of Underlying Property.    SandRidge or any transferee of an Underlying Property has the right to abandon any well or property if it reasonably believes the well or property ceases to produce or is not capable of producing in commercially paying quantities. In making such decisions, SandRidge or any transferee of an Underlying Property is required under the applicable conveyance to act as a reasonably prudent operator in the AMI under the same or similar circumstances would act if it were acting with respect to its own properties, disregarding the existence of the Royalty Interests as burdens affecting such properties. Upon termination of the lease, that portion of the Royalty Interests derived from the terminated lease will be extinguished.

        Maintenance of Books and Records.    SandRidge must maintain books and records sufficient to determine the amounts payable for the Royalty Interests to the trust. Quarterly and annually, SandRidge must deliver to the trustee a statement of the computation of the proceeds for each computation period as well as quarterly drilling and production results.

        Reservation of Rights.    Pursuant to the conveyances, SandRidge expressly excepted and reserved all right, title and interest in and to any well and appurtenant production facilities not expressly conveyed to the trust.

DESCRIPTION OF THE TRUST AGREEMENT

Creation and Organization of the Trust; Amendments

        The trust was created under Delaware law as a separate legal entity to acquire and hold the Royalty Interests for the benefit of the trust unitholders pursuant to a trust agreement between SandRidge, the trustee and the Delaware trustee. The Royalty Interests are passive in nature and none of the trust, the trustee or the Delaware trustee has any control over, or responsibility for, the operation of the Underlying Properties or the costs thereof. Neither SandRidge nor any other operator of the Underlying Properties has any contractual commitments to the trust to provide additional funding or to conduct further drilling on or to maintain its ownership interest in any of these properties other than the obligations of SandRidge to designate and drill the Trust Development Wells. However, SandRidge retains an interest in each of the Underlying Properties.

        The trust agreement provides that the trust's activities are generally limited to owning the Royalty Interests and entering into hedging arrangements and activities reasonably related thereto, including activities required or permitted by the terms of the conveyances related to the Royalty Interests. As a result, the trust is not permitted to acquire other oil, natural gas and natural gas liquids properties or royalty interests. Additionally, the trust is not able to issue any additional trust units.

        The beneficial interests in the trust are divided into 52,500,000 trust units. Each trust unit represents an equal undivided beneficial interest in the property of the trust. Please read "Description of the Trust Units" for additional information concerning the trust units.

        Amendment of the trust agreement generally requires the vote of holders of a majority of the trust units and a majority of the common units (excluding common units owned by SandRidge and its affiliates) voting in person or by proxy at a meeting of such unitholders at which a quorum is present. At any time that SandRidge and its affiliates collectively own less than 10% of the outstanding trust units; however, the standard for approval will be the vote of a majority of the trust units, including units owned by SandRidge, voting in person or by proxy at a meeting of the unitholders at which a quorum is present. Abstentions and broker non-votes shall not be deemed to be a vote cast. However, no amendment may:

  •
  increase the power of the trustee to engage in business or investment activities;

  •
  decrease the incentive threshold or increase the subordination threshold or change the portion of the quarterly cash distributions payable as an incentive distribution;

  •
  alter the rights of the trust unitholders as among themselves; or

  •
  permit the trustee to distribute the Royalty Interests in kind.

        Amendments to the trust agreement's provisions addressing the following matters may not be made without SandRidge's consent:

  •
  dispositions of the trust's assets;

  •
  indemnification of the trustee;

  •
  reimbursement of out-of-pocket expenses of SandRidge when acting as the trust's agent;

  •
  termination of the trust; and

  •
  amendments of the trust agreement.

        Certain amendments to the trust agreement do not require the vote of the trust unitholders. See "—Permitted Amendments."

        The business and affairs of the trust are managed by the trustee. The trustee has no ability to manage or influence the operations of the Underlying Properties. SandRidge operates all of the Initial Wells and expects to operate substantially all of the Trust Development Wells during the subordination period, but has no ability to manage or influence the management of the trust, except through its limited voting rights as a holder of trust units and its limited ability to manage the trust's hedging program.

Assets of the Trust

        The principal assets of the trust consist of the PDP Royalty Interest and the Development Royalty Interest, and any cash and temporary investments being held for the payment of expenses and liabilities and for distribution to the trust unitholders, as well as the trust's rights under its contractual arrangements, including the development agreement, the Drilling Support Lien, the administrative services agreement, and the derivatives agreement.

Duties and Powers of the Trustee; Liability of the Trustee

        The duties and powers of the trustee are specified in the trust agreement and by the laws of the State of Delaware, except as modified by the trust agreement. The trust agreement provides that the trustee shall not have any duties or liabilities, including fiduciary duties, except as expressly set forth in the trust agreement and the duties and liabilities of the trustee as set forth in the trust agreement replace any other duties and liabilities, including fiduciary duties, to which the trustee might otherwise be subject.

        The trustee's principal duties consist of:

  •
  collecting cash proceeds attributable to the Royalty Interests;

  •
  paying expenses, charges and obligations of the trust from the trust's assets;

  •
  receiving and making payments under the derivatives agreement with SandRidge and hedge contracts with unaffiliated hedge counterparties;

  •
  determining whether cash distributions exceed subordination or incentive thresholds, and making cash distributions to the unitholders and SandRidge (with respect to incentive distributions) in accordance with the trust agreement;

  •
  causing to be prepared and distributed a Schedule K-1 for each trust unitholder and causing to be prepared and filed all required tax returns on behalf of the trust; and

  •
  causing to be prepared and filed reports required to be filed under the Exchange Act, and by the rules of any securities exchange or quotation system on which the trust units are listed or admitted to trading.

        SandRidge provides administrative and other services to the trust in fulfillment of certain of the foregoing duties, pursuant to the administrative services agreement.

        If a trust liability is contingent or uncertain in amount or not yet currently due and payable, the trustee may create a cash reserve to pay for the liability. If the trustee determines that the cash on hand and the cash to be received are insufficient to cover the trust's liability, the trustee may cause the trust to borrow funds required to pay the liabilities. The trust may borrow the funds from any person, including the trustee or its affiliates or, as described below, SandRidge. The terms of such indebtedness, if funds were loaned by the entity serving as trustee or Delaware trustee, would be similar to the terms which such entity would grant to a similarly situated commercial customer with whom it did not have a fiduciary relationship, and such entity shall be entitled to enforce its rights with respect to any such indebtedness as if it were not then serving as trustee or Delaware trustee. If the trust borrows funds, the trust unitholders will not receive distributions until the borrowed funds are repaid (except, in certain circumstances, where the trust borrows funds from SandRidge). For information regarding SandRidge's obligation to loan funds to the trust in certain limited circumstances, see "—SandRidge Obligation to Fund Trust Expenses in Certain Circumstances" below.

        Each quarter, the trustee pays trust obligations and expenses and distributes to the trust unitholders the remaining proceeds received from the Royalty Interests and hedging arrangements. The cash held by the trustee as a reserve against future liabilities must be invested in:

  •
  interest bearing obligations of the United States government;

  •
  money market funds that invest only in United States government securities;

  •
  repurchase agreements secured by interest-bearing obligations of the United States government; or

  •
  bank certificates of deposit.

Alternatively, cash held for distribution at the next distribution date may be held in a non-interest bearing account.

        The trustee withheld $2.0 million from the first distribution to unitholders in 2011 to pay future trust administrative expenses, property taxes and Texas franchise tax and to establish a $1.0 million cash reserve. As of June 30, 2012, the cash reserve was approximately $1.0 million. If the trustee uses such cash reserve (or any portion thereof) to pay or reimburse trust liabilities or expenses, no further distributions will be made to unitholders (except in respect of any previously determined quarterly cash distribution amount) until the cash reserve is replenished. This cash reserve will be part of the trust estate and will bear interest at the same rate as other cash on hand in the trust estate. Upon the dissolution of the trust, the balance of the cash reserve (including accrued interest thereon) will be distributed to trust unitholders on a pro rata basis.

        The trust may not acquire any asset except the Royalty Interests, the other assets described above under "—Assets of the Trust" and cash and temporary cash investments, and it may not engage in any investment activity except investing cash on hand. The trust may also enter into replacement hedges, or modify its hedging arrangements, in certain circumstances.

        The trust agreement provides that the trustee will not make business decisions affecting the assets of the trust. However, the trustee may:

  •
  prosecute or defend, and settle, claims of or against the trust or its agents;

  •
  retain professionals and other third parties to provide services to the trust;

  •
  charge for its services as trustee;

  •
  retain funds to pay for future expenses and deposit them with one or more banks or financial institutions (which may include the trustee to the extent permitted by law);

  •
  lend funds at commercial rates to the trust to pay the trust's expenses; and

  •
  seek reimbursement from the trust for its out-of-pocket expenses.

        In discharging its duty to trust unitholders, the trustee may act in its discretion and will be liable to the trust unitholders only for willful misconduct, bad faith or gross negligence. The trustee will not be liable for any act or omission of its agents or employees unless the trustee acted with willful misconduct, bad faith or gross negligence in its selection and retention. The trustee will be indemnified individually or as the trustee for any liability or cost that it incurs in the administration of the trust, except in cases of willful misconduct, bad faith or gross negligence. The trustee will have a lien on the assets of the trust as security for this indemnification and its compensation earned as trustee. Trust unitholders will not be liable to the trustee for any indemnification. See "Description of the Trust Units—Liability of Trust Unitholders." The trustee will ensure that all contractual liabilities of the trust are limited to the assets of the trust.

Merger or Consolidation of Trust

        The trust may merge or consolidate with or into, or convert into, one or more limited partnerships, general partnerships, corporations, business trusts, limited liability companies, or associations or unincorporated businesses if such transaction is agreed to by the trustee and approved by the vote of the holders of a majority of the trust units and a majority of the common units (excluding common units owned by SandRidge and its affiliates) in each case voting in person or by proxy at a meeting of such holders at which a quorum is present and such transaction is permitted under the Delaware Statutory Trust Act and any other applicable law. At any time that SandRidge and its affiliates collectively own less than 10% of the outstanding trust units, however, the standard for approval will be the vote of a majority of the trust units, including units owned by SandRidge voting in person or by proxy at a meeting of such holders at which a quorum is present.

Trustee's Power to Sell Royalty Interests

        The trustee may sell the Royalty Interests under any of the following circumstances:

  •
  the sale is requested by SandRidge, following the satisfaction of its drilling obligation, in accordance with the provisions of the trust agreement; or

  •
  the sale is approved by the vote of holders representing a majority of the trust units and a majority of the common units (excluding common units owned by SandRidge and its affiliates) in each case voting in person or by proxy at a meeting of such holders at which a quorum is present; except that at any time that SandRidge and its affiliates collectively own less than 10% of the outstanding trust units, the standard for approval will be the vote of a majority of the trust units, including units owned by SandRidge voting in person or by proxy at a meeting of such holders at which a quorum is present.

        Upon dissolution of the trust after the occurrence of certain events, the trustee must sell the Royalty Interests. No trust unitholder approval is required in this event. See "—Duration of the Trust; Sale of Royalty Interests" below.

        The trustee will distribute the net proceeds from any sale of the Royalty Interests and other assets to the trust unitholders after payment or reasonable provision for payment of the liabilities of the trust.

Permitted Amendments

        The trustee may amend or supplement the trust agreement, the conveyances, the development agreement, the administrative services agreement, the derivatives agreement, the hedge contracts, the registration rights agreement or the Drilling Support Lien, without the approval of the trust unitholders, to cure ambiguities, to correct or supplement defective or inconsistent provisions, to grant any benefit to all trust unitholders, to add collateral to the Drilling Support Lien, to evidence or implement any changes required by applicable law or to change the name of the trust, provided, however, that any such supplement or amendment does not adversely affect the interests of the trust unitholders. Furthermore, the trustee, acting alone, may amend the administrative services agreement without the approval of trust unitholders if such amendment would not increase the cost or expense of the trust or create an adverse economic impact on the trust unitholders. Finally, modifications of the hedging arrangements entered into by the trust do not require the approval of the trust unitholders.

        All other permitted amendments to the trust agreement and other agreements listed above may only be made by the vote of a majority of the trust units and a majority of the common units

(excluding common units owned by SandRidge and its affiliates) in each case voting in person or by proxy at a meeting of such holders at which a quorum is present; except that at any time that SandRidge and its affiliates collectively own less than 10% of the outstanding trust units, the standard for approval will be the vote of a majority of the trust units, including units owned by SandRidge voting in person or by proxy at a meeting of such holders at which a quorum is present. Abstentions and broker non-votes shall not be deemed to be a vote cast.

Liabilities of the Trust; Fees and Expenses

        The trust is a party to oil and natural gas hedging arrangements and could have payment obligations under such arrangements. Otherwise, the trust does not conduct an active business and the trustee has little power to incur obligations. As a result, it is expected that the trust will only incur liabilities for routine administrative expenses, such as legal, accounting, tax advisory, engineering, printing and other administrative and out-of-pocket fees and expenses incurred by or at the direction of the trustee or the Delaware trustee, including tax return and Schedule K-1 preparation and mailing costs, independent auditor fees, and registrar and transfer agent fees. The trust is also responsible for paying costs associated with annual and quarterly reports to unitholders. Moreover, the trustee's and the Delaware trustee's compensation and the fee payable to SandRidge pursuant to the administrative services agreement are paid out of the trust's assets.

SandRidge Obligation to Fund Trust Expenses in Certain Circumstances

        SandRidge has agreed that, if at any time the trust's cash on hand (including available cash reserves) is not sufficient to pay the trust's ordinary course administrative expenses as they become due, SandRidge will, upon written request of the trustee, loan funds to the trust in such amounts as the trustee certifies is necessary to pay such expenses. Any funds loaned by SandRidge pursuant to this commitment will be limited to the payment of current accounts payable or other obligations to trade creditors in connection with obtaining goods or services or the payment of other accrued current liabilities arising in the ordinary course of the trust's business, and may not be used to satisfy trust indebtedness. If SandRidge loans funds pursuant to this commitment, unless SandRidge agrees otherwise, no further distributions will be made to unitholders (except in respect of any previously determined quarterly cash distribution amount) until such loan is repaid. Any such loan made by SandRidge to the trust shall: (i) be evidenced by a written promissory note executed by the trustee on behalf of the trust, (ii) be on an unsecured basis, (iii) have a maturity date no later than the Termination Date, (iv) have terms (including interest rate) that are no less favorable to SandRidge as those that would be obtained in an arms' length transaction between SandRidge and an unaffiliated third party; and (v) be without recourse to the trustee and payable solely out of the assets of the trust.

Duration of the Trust; Sale of Royalty Interests

        The trust will not dissolve until the Termination Date, which is March 31, 2031, unless:

  •
  the trust sells all of the Royalty Interests;

  •
  cash available for distribution for any four consecutive quarters, on a cumulative basis, is less than $5.0 million;

  •
  the holders of a majority of the outstanding trust units and a majority of the outstanding common units (excluding common units owned by SandRidge and its affiliates) in each case voting in person or by proxy at a meeting of such holders at which a quorum is present vote in favor of dissolution; except that at any time that SandRidge and its affiliates collectively own less than 10% of the outstanding trust units, the standard for approval will be a majority of the outstanding trust units, including units owned by SandRidge voting in person or by proxy at a meeting of such holders at which a quorum is present; or

  •
  the trust is judicially dissolved.

        In the case of any of the foregoing, the trustee would sell all of the trust's assets, either by private sale or public auction, and distribute the net proceeds of the sale to the trust unitholders after payment, or reasonable provision for payment, of all trust liabilities.

Dispute Resolution

        To the fullest extent permitted by law, any dispute, controversy or claim that may arise between SandRidge and the trustee relating to the trust will be submitted to binding arbitration before a panel of three arbitrators.

Tax Matters

        Trust unitholders are treated as partners of the trust for U.S. federal income tax purposes. The trust agreement contains tax provisions that generally allocate the trust's income, gain, loss, deduction and credit among the trust unitholders in accordance with their percentage interests in the trust. The trust agreement also sets forth the tax accounting principles to be applied by the trust. See "U.S. Federal Income Tax Considerations."

Miscellaneous

        The trustee may consult with counsel (which may include counsel to SandRidge), accountants, tax advisors, geologists and engineers and other parties the trustee believes to be qualified as experts on the matters for which advice is sought. The trustee is protected for any action it takes in good faith reliance upon the opinion of the expert.

        The Delaware trustee and the trustee may resign at any time or be removed with or without cause at any time by the vote of a majority of the common units (excluding common units owned by SandRidge and its affiliates) voting in person or by proxy at a meeting of such holders at which a quorum is present; except that at any time that SandRidge and its affiliates collectively own less than 10% of the outstanding trust units, the standard for approval will be the vote of a majority of the trust units, including units owned by SandRidge, voting in person or by proxy at a meeting of such holders at which a quorum is present. Abstentions and broker non-votes shall not be deemed to be a vote cast. Any successor must be a bank or trust company meeting certain requirements including having combined capital, surplus and undivided profits of at least $20 million, in the case of the Delaware trustee, and $100 million, in the case of the trustee.

DESCRIPTION OF THE TRUST UNITS

        Set forth below is a description of the material terms of trust units (including the common units). However, this description is not complete and is qualified by reference to the trust agreement and description of the trust units in the trust's registration statement on Form 8-A incorporated herein by reference. See "Where You Can Find More Information."

Common Units; Subordinated Units

        The trust units are comprised of common units and subordinated units. Each trust unit is a unit of the beneficial interest in the trust and is entitled to receive cash distributions from the trust on a pro rata basis. The common units and subordinated units have identical rights and privileges, except with respect to their rights to receive distributions. There are 52,500,000 trust units outstanding, consisting of 39,375,000 common units and 13,125,000 subordinated units.

        The subordinated units are entitled to receive pro rata distributions from the trust each quarter if and to the extent there is sufficient cash to provide a cash distribution on the common units that is no less than the applicable quarterly subordination threshold. If there is not sufficient cash to fund such a distribution on all of the common units, the distribution to be made with respect to the subordinated units is reduced or eliminated for such quarter in order to make a distribution, to the extent possible, of up to the subordination threshold amount on all the common units, including the common units held by SandRidge. For more information, see "Target Distributions and Subordination and Incentive Thresholds."

        The subordinated units automatically convert into common units on a one-for-one basis at the end of the fourth full calendar quarter following SandRidge's satisfaction of its drilling obligation to the trust.

Distributions; Income Computations

        Cash distributions to trust unitholders are made by the trust from its available funds for each calendar quarter. Royalty Interest payments due to the trust with respect to any calendar quarter are based on actual production volumes attributable to the trust properties for the first two months of the quarter just ended as well as the last month of the immediately preceding quarter (as measured at SandRidge metering systems) and actual revenues received for such volumes. During the term of the derivatives agreement, SandRidge determines the amounts due to (or from) the trust under the derivatives agreement. SandRidge makes a payment to the trust equal to the sum of the Royalty Interest payments and amounts due the trust under the derivatives agreement within 45 days of the end of each calendar quarter. In addition, any payment due from or required to be made to the counterparties under the trust's direct hedge contracts or SandRidge under the derivatives agreement is paid by the 45th day following the end of such calendar quarter. After the receipt (or disbursement) of all such amounts, the trustee determines for such calendar quarter the amount of funds available for distribution to the trust unitholders. Available funds are the excess cash, if any, received by the trust over the trust's expenses for that quarter. Available funds are reduced by any cash the trustee decides to hold as a reserve against future liabilities.

        The amount of available funds for distribution each quarter is payable to the trust unitholders of record on or about the 45th day following the end of such calendar quarter or such later date as the trustee determines is required to comply with legal or stock exchange requirements. The trustee distributes cash on or about the 60th day (or the next succeeding business day following such day if such day is not a business day) following such calendar quarter to each person who was a trust unitholder of record on the quarterly record date, together with interest expected to be earned on the amount of such quarterly distribution from the date of receipt thereof by the trustee to the payment date.

        Unless otherwise advised by counsel or the IRS, the trustee will treat the income and expenses of the trust for each quarter as belonging to the trust unitholders of record on the quarterly record date that occurs in such quarter. Trust unitholders will recognize income and expenses for tax purposes in the quarter the trust receives or pays those amounts, rather than in the quarter the trust distributes them. Minor variances may occur. For example, the trustee could establish a reserve in one quarter that would not result in a tax deduction until a later quarter. The trustee could also make a payment in one quarter that would be amortized for tax purposes over several quarters. See "U.S. Federal Income Tax Considerations."

Transfer of Trust Units

        Trust unitholders may transfer their trust units in accordance with the trust agreement. The trustee does not require either the transferor or transferee to pay a service charge for any transfer of a trust unit. The trustee may require payment of any tax or other governmental charge imposed for a transfer. The trustee may treat the owner of any trust unit as shown by its records as the owner of the trust unit. The trustee will not be considered to know about any claim or demand on a trust unit by any party except the record owner. A person who acquires a trust unit after any quarterly record date will not be entitled to the distribution relating to that quarterly record date. Delaware law governs all matters affecting the title, ownership or transfer of trust units.

Tax Schedules and Periodic Reports

        The trustee causes to be prepared and filed all required trust federal and state income tax and information returns. The trustee causes to be prepared and distributed to trust unitholders a Schedule K-1 that trust unitholders need to correctly report their share of the income and deductions of the trust. The trustee also causes to be prepared and filed reports required to be filed under the Exchange Act, and by the rules of any securities exchange or quotation system on which the trust units are listed or admitted to trading.

        Each trust unitholder and his representatives may examine, for any proper purpose, during reasonable business hours the records of the trust and the trustee.

Liability of Trust Unitholders

        Under the Delaware Statutory Trust Act, trust unitholders are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. No assurance can be given, however, that the courts in jurisdictions outside of Delaware will give effect to such limitation.

Voting Rights of Trust Unitholders

        The trustee or trust unitholders owning at least 10% of the outstanding trust units may call meetings of trust unitholders. The trust would be responsible for all costs associated with calling a meeting of trust unitholders unless such meeting is called by the trust unitholders, in which case the trust unitholders would be responsible for all costs associated with calling such meeting of trust unitholders. Meetings must be held in such location as is designated by the trustee in the notice of such meeting. The trustee must send notice of the time and place of the meeting and the matters to be acted upon to all of the trust unitholders at least 20 days and not more than 60 days before the meeting. Trust unitholders representing a majority of trust units outstanding must be present or represented to have a quorum. Each trust unitholder is entitled to one vote for each trust unit owned. Abstentions and broker non-votes shall not be deemed to be a vote cast.

        Unless otherwise required by the trust agreement, a matter may be approved or disapproved by the vote of a majority of the trust units held by the trust unitholders voting in person or by proxy at a meeting where there is a quorum. This is true, even if a majority of the total outstanding trust units did not approve it.

        Until such time as SandRidge and its affiliates own less than 10% of the outstanding trust units, the vote of the holders of a majority of common units (excluding common units owned by SandRidge and its Affiliates) and a majority of trust units voting in person or by proxy at a meeting of such holders at which a quorum is present is required to:

  •
  dissolve the trust (except in accordance with its terms);

  •
  amend the trust agreement, the royalty conveyances, the administrative services agreement, the development agreement, the Drilling Support Lien or the derivatives agreement (except with respect to certain matters that do not adversely affect the right of trust unitholders in any material respect);

  •
  merge or consolidate or convert the trust with or into another entity; or

  •
  approve the sale of all or any material part of the assets of the trust.

        In addition, until such time as SandRidge and its affiliates own less than 10% of the outstanding trust units, the vote of the holders of a majority of common units (excluding common units owned by SandRidge and its affiliates) voting in person or by proxy at a meeting of such holders at which a quorum is present is required to remove the trustee and to appoint a successor trustee.

        At any time when SandRidge and its affiliates own less than 10% of the outstanding trust units, the vote of the holders of a majority of trust units, including units owned by SandRidge voting in person or by proxy at a meeting of such holders at which a quorum is present will be required to take the actions described above.

        Certain amendments to the trust agreement may be made by the trustee without approval of the trust unitholders. The trustee must consent before all or any part of the trust assets can be sold except in connection with the dissolution of the trust or limited sales directed by SandRidge in conjunction with its sale of Underlying Properties.

Comparison of Trust Units and Common Stock

        Trust unitholders have more limited voting rights than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of trust unitholders or for annual or other periodic re-election of the trustee.

        Unitholders should also be aware of the following ways in which an investment in trust units is different from an investment in common stock of a corporation.

	Trust units	Common stock
Voting	The trust agreement provides voting rights to trust unitholders to remove and replace (but not elect) the trustee and to approve or disapprove major trust transactions.	Unless otherwise provided in the certificate of incorporation, corporate statutes provide voting rights to stockholders of the corporation to elect directors and to approve or disapprove amendments to the certificate of incorporation and certain major corporate transactions.
Income Tax
	The trust is not subject to U.S. federal income tax, although it is subject to Texas franchise tax. Trust unitholders are subject to income tax on their allocable share of trust income, gain, loss and deduction.	Corporations are subject to U.S. federal income tax and Texas franchise tax. Their stockholders are taxed on dividends.
Distributions	All trust revenue is distributed to trust unitholders after payment of trust expenses and additions, if any, to trust reserves.	Unless otherwise provided in the certificate of incorporation, stockholders are entitled to receive dividends solely at the discretion of the board of directors.
Business and Assets	The business of the trust is limited to specific assets with a finite economic life.	Unless otherwise provided in the certificate of incorporation, a corporation conducts an active business for an unlimited term and can reinvest its earnings and raise additional capital to expand.
Fiduciary Duties
	To the extent provided in the trust agreement, the trustee has limited its fiduciary duties in the trust agreement as permitted by the Delaware Statutory Trust Act so that it will be liable to unitholders only for willful misconduct, bad faith or gross negligence.	Officers and directors have a fiduciary duty of loyalty to the corporation and the stockholders and a duty to exercise due care in the management and administration of a corporation's affairs.

Registration Rights

        On August 16, 2011, the trust entered into a registration rights agreement for the benefit of SandRidge and certain of its affiliates and transferees, including the selling unitholder, pursuant to which the trust agreed to register the offering of the trust units held by SandRidge and certain of its affiliates and permitted transferees upon request by SandRidge. Specifically, the trust agreed:

  •
  subject to certain restrictions, to use its reasonable best efforts to file a registration statement, including, if so requested, a shelf registration statement, with the SEC as promptly as practicable following receipt of a notice requesting the filing of a registration statement from holders representing a majority of the then outstanding registrable trust units;

  •
  to use its reasonable best efforts to cause the registration statement or shelf registration statement to be declared effective under the Securities Act, as promptly as practicable after the filing thereof; and

  •
  to continuously maintain the effectiveness of the registration statement under the Securities Act for 90 days (or continuously if a shelf registration statement is requested) after the effectiveness thereof or until the trust units covered by the registration statement have been sold pursuant to such registration statement or until all registrable trust units:

  •
  have been sold pursuant to Rule 144 under the Securities Act if the transferee thereof does not receive "restricted securities";

  •
  have been sold in a private transaction in which the transferor's rights under the registration rights agreement are not assigned to the transferee of the trust units; or

  •
  become eligible for resale pursuant to Rule 144 (or any similar rule then in effect under the Securities Act).

        In connection with the preparation and filing of any registration statement, SandRidge agreed to bear all costs and expenses incidental to any registration statement, excluding certain internal expenses of the trust, which would be borne by the trust, and any underwriting discounts and commissions, which would be borne by the seller of the trust units.

        Under the registration rights agreement, SandRidge and certain of its affiliates and permitted transferees have the right to require the trust to file no more than five registration statements in aggregate. The registration statement of which this prospectus forms a part counts as one such registration statement.

Listing of Common Units

        The common units are listed on the New York Stock Exchange under the symbol "PER."

Transfer Agent and Registrar

        The transfer agent and registrar for the common units is American Stock Transfer & Trust Company, LLC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section is a discussion of the material tax considerations that may be relevant to prospective trust unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Covington & Burling LLP, counsel to SandRidge, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Future changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        The following discussion does not address all U.S. federal income tax matters affecting the trust or the trust unitholders. Moreover, the discussion focuses on trust unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, taxpayers subject to the alternative minimum tax, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts (REITs) or mutual funds. Accordingly, the trust encourages each prospective trust unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of trust units.

        No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding any matter affecting the trust or prospective trust unitholders. Instead, the trust will rely on opinions of counsel. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the trust units and the prices at which trust units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to the trust unitholders, and thus will be borne indirectly by the trust unitholders. Furthermore, the tax treatment of the trust, or of an investment in the trust, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Covington & Burling LLP and are based on the accuracy of the representations made by SandRidge and the trust.

        For the reasons described below, Covington & Burling LLP has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (1) the treatment of a trust unitholder whose trust units are loaned to a short seller to cover a short sale of trust units (please read "—Tax Consequences of Trust Unit Ownership—Treatment of Short Sales"); (2) whether the trust's convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Trust Units—Allocations Between Transferors and Transferees"); and (3) whether percentage depletion will be available to a trust unitholder or the extent of the percentage depletion deduction available to any trust unitholder (please read "—Tax Consequences of Trust Unit Ownership—Tax Treatment of the Perpetual Royalties").

        As used herein, the term "trust unitholder" means a beneficial owner of trust units that for U.S. federal income tax purposes is:

  •
  an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes,

  •
  a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if it is subject to the primary supervision of a U.S. court and the control of one or more United States persons (as defined for U.S. federal income tax purposes) or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        The term "non-U.S. trust unitholder" means any beneficial owner of a trust unit (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity") that is not a trust unitholder.

        If an entity that is classified for U.S. federal income tax purposes as a partnership is a beneficial owner of trust units, the tax treatment of a member of the entity will depend upon the status of the member and the activities of the entity. The trust encourages any entity that is classified for U.S. federal income tax purposes as a partnership and that is a beneficial owner of trust units, and the members of such an entity, to consult their own tax advisors about the U.S. federal income tax considerations of purchasing, owning, and disposing of trust units.

Classification of the Trust as a Partnership

        Although the trust is formed as a statutory trust under Delaware law, the trust's classification for U.S. federal income tax purposes is based on its characteristics rather than its form. Based on such characteristics, it is expected that, as described below, the trust will be treated for federal and applicable state income tax purposes as a partnership and trust unitholders will be treated as partners in that partnership.

        A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss, deduction and credit of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in his partnership interest as of the end of the taxable year in which the distribution is made.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to in this discussion as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the exploration, development, production and marketing of oil, natural gas and natural gas liquids and interest income (other than from a financial business). Other types of qualifying income include gains from the sale of real property and income from certain hedging transactions. The trust anticipates that substantially all of its gross income will be qualifying income. Based upon the factual representations made by the trust and SandRidge and a review of the applicable legal authorities, Covington & Burling LLP is of the opinion that at least 90% of the trust's gross income will constitute qualifying income.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to the trust's status for federal income tax purposes or whether the trust's operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, the trust will rely on the opinion of Covington & Burling LLP on such matters. It is the opinion of Covington & Burling LLP that, based upon the Internal Revenue Code, Treasury Regulations, published revenue rulings and court decisions and the representations described below, the trust will be classified as a partnership for federal income tax purposes.

        In rendering its opinion, Covington & Burling LLP has relied on factual representations made by the trust and SandRidge. The representations made by the trust and SandRidge upon which Covington & Burling LLP has relied are:

          (a)   The trust has not, and will not, elect to be treated as a corporation;

          (b)   The trust is, and will be organized and operated in accordance with (1) all applicable trust statutes, including the Delaware Statutory Trust Act, (2) the trust agreement, and (3) the description thereof in this prospectus;

          (c)   For each taxable year, more than 90% of the trust's gross income will be income that Covington & Burling LLP has opined or will opine is qualifying income within the meaning of Section 7704(d) of the Internal Revenue Code; and

          (d)   Each hedging transaction that the trust treats as resulting in qualifying income will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and will be associated with oil, gas or products thereof that are held or will be held by the trust in activities that Covington & Burling LLP has opined or will opine result in qualifying income.

        The trust believes that these representations are true and expects that these representations will continue to be true in the future.

        If the trust fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require the trust to make adjustments with respect to the trust's unitholders allocable share of trust income, gain, loss or deduction or pay other amounts), the trust will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which the trust fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in the trust. This deemed contribution and liquidation should be tax-free to the trust unitholders and the trust. Thereafter, the trust would be treated as an association taxable as a corporation for federal income tax purposes.

        If the trust were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, the trust's items of income, gain, loss and deduction would be reflected only on the trust's tax return rather than being passed through to the trust unitholders, and the trust's net income would be taxed to the trust at corporate rates. In addition, any distribution made to a trust unitholder would be treated as either taxable dividend income, to the extent of the trust's current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the trust unitholder's tax basis in his trust units, or taxable capital gain, after the trust unitholder's tax basis in his trust units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a trust unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the trust units.

        The discussion below is based on Covington & Burling LLP's opinion that the trust will be classified as a partnership for U.S. federal income tax purposes.

Partner Status

        Trust unitholders will be treated as partners of the trust for U.S. federal income tax purposes. Also, trust unitholders whose trust units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their trust units will be treated as partners of the trust for U.S. federal income tax purposes.

        A beneficial owner of trust units whose trust units have been transferred to a short seller to complete a short sale would appear, as a result, to lose his status as a partner with respect to those trust units for U.S. federal income tax purposes. Please read "—Tax Consequences of Trust Unit Ownership—Treatment of Short Sales." Income, gain, deductions or losses would not appear to be reportable by a trust unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a trust unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These unitholders are urged to consult their own tax advisors with respect to their tax considerations related to holding trust units. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in the trust for federal income tax purposes.

Tax Classification of the PDP Royalty Interest and the Development Royalty Interest

        For U.S. federal income tax purposes, a mineral interest similar to the Perpetual PDP Royalty and the Perpetual Development Royalty will have the tax characteristics of mineral royalty interests to the extent they are, at the time of their creation, reasonably expected to have an economic life that corresponds substantially to the economic life of the mineral property or properties burdened thereby. Payments out of production that are received in respect of a mineral interest that constitutes a royalty interest for U.S. federal income tax purposes are taxable under current law as ordinary income subject to an allowance for cost or percentage depletion in respect of such income.

        In contrast, a mineral interest similar to the Term PDP Royalty and the Term Development Royalty will have the tax characteristics of production payments governed by Section 636 of the Internal Revenue Code to the extent they may not, at the time of their creation, be reasonably expected to extend in substantial amounts over the entire productive lives of the mineral property or properties they burden. Payments out of production that are received in respect of a mineral interest that constitutes a production payment for U.S. federal income tax purposes are treated under current law as consisting of a receipt of principal and interest on a nonrecourse debt obligation, with the interest component being taxable as ordinary income.

        In the event that a portion of a single royalty interest terminates by its terms prior to the point in time that the economically productive life of the burdened mineral property is substantially exhausted and the remaining portion continues to burden the property until its economically productive life is substantially exhausted, the federal income tax characteristics of the royalty interest are determined as if it comprised two separate interests, with the terminating portion being treated as a production payment and the continuing portion being treated as a royalty interest.

        Based on the reserve report and representations made by SandRidge regarding the expected economic life of the Underlying Properties and the expected duration of the Term Royalties and the Perpetual Royalties, the Term PDP Royalty will and the Term Development Royalty should be treated as "production payments" under Section 636 of the Internal Revenue Code, and thus as nonrecourse debt instruments of SandRidge for U.S. federal income tax purposes. The Perpetual PDP Royalty will and the Perpetual Development Royalty should be treated as continuing, nonoperating economic interests in the nature of royalties payable out of production from the mineral interests they burden.

        The difference in certainty between the treatment of the Term PDP Royalty and the Perpetual PDP Royalty, on the one hand, and the Term Development Royalty and the Perpetual Development Royalty, on the other hand, stems from the fact that while the Term PDP Royalty and Perpetual PDP Royalty are interests in the Initial Wells (developed wells that were producing or drilled and awaiting completion as of March 31, 2011), the Term Development Royalty and Perpetual Development Royalty are interests in the Trust Development Wells (undeveloped wells that, as of March 31, 2011, were to be drilled in the future). The applicable laws are well developed, and directly applicable precedents exist, with regard to the tax treatment of royalty interests in specified developed wells that have been drilled. Although such laws and precedents are applicable in analyzing the tax treatment of royalty interests in proven reserves and undeveloped wells related thereto that will be drilled in the future, the law is less well developed in this area. As a result, the tax treatment of the Term Development Royalty and the Perpetual Development Royalty are not entirely free from doubt. Therefore, the difference in certainty between the treatment of the PDP Royalties and the Development Royalties set forth in the preceding paragraph and elsewhere in this prospectus reflects the difference in certainty between developed and undeveloped wells.

        Consistent with the foregoing, SandRidge and the trust intend to treat the Perpetual Royalties as mineral royalty interests for U.S. federal income tax purposes. In addition, SandRidge and the trust intend to treat the Term Royalties as debt instruments for U.S. federal income tax purposes subject to the Treasury Regulations applicable to contingent payment debt instruments (the "CPDI regulations"), and the trust has agreed to be bound by SandRidge's application of the CPDI regulations, including SandRidge's determination of the rate at which interest will be deemed to accrue on such interests. The remainder of this discussion assumes that the Term Royalties will be treated in accordance with that agreement and SandRidge's determinations and that the Perpetual Royalties will be treated as mineral royalty interests. No assurance can be given that the IRS will not assert that such interests should be treated differently. Such different treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in trust units and could require a trust unitholder to accrue interest income at a rate different than the "comparable yield" described below. Please read "—Tax Consequences of Trust Unit Ownership—Tax Treatment of the Term Royalties," and "—Tax Consequences of Trust Unit Ownership—Tax Treatment of the Perpetual Royalties."

Tax Consequences of Trust Unit Ownership

        Flow-Through of Taxable Income.    As a partnership for U.S. federal income tax purposes, the trust is not a taxable entity required to pay any federal income tax. Instead, each trust unitholder will be required to report on his income tax return his allocable share of the trust's income, gains, losses, deductions and credits without regard to whether the trust makes cash distributions to him. Consequently, the trust may allocate taxable income to a trust unitholder even if he has not received a cash distribution.

        Accounting Method and Taxable Year.    The trust uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each trust unitholder will be required to include in income his share of the trust's income, gain, loss, deduction and credit for the trust's taxable year ending within or with his taxable year. In addition, a trust unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his trust units following the close of the trust's taxable year but before the close of his taxable year must include his share of the trust's income, gain, loss, deduction and credit in his taxable income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than 12 months of the trust's income, gain, loss, deduction and credit. Please read "—Disposition of Trust Units—Allocations Between Transferors and Transferees."

        A trust unitholder's initial tax basis for his trust units will be the amount he paid for the trust units. That basis will be increased by his share of the trust's income and gain and decreased, but not below zero, by distributions from the trust, by the trust unitholder's share of the trust's losses, if any, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate allocated share of the adjusted tax basis of the Perpetual Royalties, and by his share of the trust's expenditures that are not deductible in computing taxable income and are not required to be capitalized. Please read "—Disposition of Trust Units—Recognition of Gain or Loss."

        Allocation of Income, Gain, Loss, Deduction and Credit.    In general, if the trust has a net profit, the trust's items of income, gain, loss, deduction and credit will be allocated among the trust unitholders in accordance with their percentage interests in the trust. At any time that distributions are made to the common units in excess of distributions to the subordinated trust units, or SandRidge receives incentive distributions, gross income will be allocated to the recipients to the extent of these distributions. If the trust has a net loss, that loss will be allocated first to the subordinated trust units to the extent of their positive capital accounts and thereafter to the trust unitholders in accordance with their percentage interests in the trust.

        Specified items of the trust's income, gain, loss, deduction and credit will be allocated under Section 704(c) of the Internal Revenue Code to account for any difference between the tax basis and fair market value of any property treated as having been contributed to the trust by SandRidge or certain of its affiliates that exists at the time of such contribution, together, referred to in this discussion as the "Contributed Property." These "Section 704(c) Allocations" are required to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and the "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity." The effect of these Section 704(c) Allocations to a unitholder purchasing trust units from the trust in this offering will be essentially the same as if the tax bases of the trust's assets were equal to their fair market value at the time of this offering. Finally, although the trust does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of the trust's income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of the trust's income, gain, loss, deduction or credit, other than an allocation required by Section 704(c) of the Internal Revenue Code to eliminate the Book-Tax Disparity, will generally be given effect for U.S. federal income tax purposes in determining a unitholder's share of an item of income, gain, loss, deduction or credit only if the allocation has substantial economic effect. In any other case, a unitholder's share of an item will be determined on the basis of his interest in the trust, which will be determined by taking into account all the facts and circumstances, including:

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  his relative contributions to the trust;

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  the interests of all the unitholders in profits and losses;

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  the interest of all the unitholders in cash flow; and

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  the rights of all the unitholders to distributions of capital upon liquidation.

        Covington & Burling LLP is of the opinion that, with the exception of the issues described in "Disposition of Trust Units—Allocations Between Transferors and Transferees," allocations under the trust agreement will be given effect for U.S. federal income tax purposes in determining a unitholder's share of an item of income, gain, loss, deduction or credit.

        Treatment of Trust Distributions.    Distributions by the trust to a trust unitholder generally will not be taxable to the trust unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his trust units immediately before the distribution. The trust's cash distributions in excess of a unitholder's tax basis (if any) generally will be considered to be gain from the sale or exchange of the trust units, taxable in accordance with the rules described under "—Disposition of Trust Units" below.

        Tax Treatment of the Term Royalties.    Under the CPDI regulations, the trust generally will be required to accrue income on the Term Royalties which are treated as production payments, and therefore as nonrecourse debt obligations of SandRidge for U.S. federal income tax purposes, in the amounts described below.

        The CPDI regulations provide that the trust must accrue an amount of ordinary interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the debt instrument that equals:

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  the product of (1) the adjusted issue price (as defined below) of the debt instrument as of the beginning of the accrual period; and (2) the comparable yield to maturity (as defined below) of such debt instrument, adjusted for the length of the accrual period;

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  divided by the number of days in the accrual period; and

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  multiplied by the number of days during the accrual period that the trust held the debt instrument.

        The "issue price" of the debt instrument represented by each production payment held by the trust is the portion of the first price at which a substantial amount of the trust units were sold to the public in the initial public offering of units, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, that is allocable to the production payment based on the relative fair market value of the production payment to the other assets of the trust. The "adjusted issue price" of such a debt instrument is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments scheduled to be made with respect to the debt instrument at an earlier time (without regard to the actual amount paid). The term "comparable yield" means the annual yield SandRidge would be expected to pay, as of the initial issue date, on a fixed rate debt security with no contingent payments but with terms and conditions otherwise comparable to those of the debt instrument represented by the production payment.

        SandRidge determined the comparable yield and provided this information to the trust. In addition, the CPDI regulations require that SandRidge provide to the trust, solely for determining the amount of interest accruals for U.S. federal income tax purposes, a schedule of the projected amounts of payments, which are referred to as projected payments, on the Term Royalties treated as debt instruments held by the trust. These payments set forth on the schedule must produce a total return on such debt instruments equal to their comparable yield. Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Internal Revenue Code.

        As required by the CPDI regulations, for U.S. federal income tax purposes, the trust must use the comparable yield and the schedule of projected payments as described above in determining the trust's interest accruals, and the adjustments thereto described below, in respect of the debt instruments held by the trust.

        SandRidge's determinations of the comparable yield and the projected payment schedule are not binding on the IRS and it could challenge such determinations. If it did so, and if any such challenge were successful, then the amount and timing of interest income accruals of the trust would be different from those reported by the trust or included on previously filed tax returns by the trust unitholders.

        The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination for U.S. federal income tax purposes of the trust's interest accruals and adjustments thereof in respect of the debt instruments held by the trust and do not constitute a projection or representation regarding the actual amounts payable to the trust.

        For U.S. federal income tax purposes, the trust is required under the CPDI regulations to use the comparable yield and the projected payment schedule established by SandRidge in determining interest accruals and adjustments in respect of the production payments, unless the trust timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS. Pursuant to the terms of the conveyance, SandRidge and the trust have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to be bound by SandRidge's determination of the comparable yield and projected payment schedule.

        If, during any taxable year, the trust receives actual payments with respect to a debt instrument held by the trust that in the aggregate exceed the total amount of projected payments for that taxable year, the trust will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The trust will treat a "net positive adjustment" as additional interest income for such taxable year.

        If the trust receives in a taxable year actual payments with respect to a debt instrument held by the trust that in the aggregate are less than the amount of projected payments for that taxable year, the trust will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) reduce the trust's interest income on the debt instrument held by the trust for that taxable year, and (b) to the extent of any excess after the application of (a) give rise to an ordinary loss to the extent of the trust's interest income on such debt instrument during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any negative adjustment in excess of the amount described in (a) and (b) will be carried forward, as a negative adjustment to offset future interest income in respect of that debt instrument held by the trust. If either of the Term Royalties is not treated as a production payment (and not otherwise as a debt instrument) for U.S. federal income tax purposes, the trust intends to take the position that its basis in the Term Royalty is recouped in proportion to the production from the Term Royalty.

        A holder that acquires a trust unit at a price such that the price allocable to the production payment is different than the "adjusted issue price" of the debt instrument represented by the production payment will, as a result of the Section 754 election described below, obtain a tax basis in the trust's assets ("inside basis"), including such debt instrument, that is different than such "adjusted issue price." Under the CPDI regulations, this difference will be allocated between the interest accruals on the debt instrument that are based on the debt instrument's comparable yield and the projected payments and will affect a trust unitholder's interest accruals or positive or negative adjustments accordingly.

        Neither the trust nor the trust unitholders are entitled to claim depletion deductions with respect to the Term Royalties.

        Tax Treatment of the Perpetual Royalties.    The payments received by the trust in respect of the Perpetual Royalties treated as mineral royalty interests for U.S. federal income tax purposes are treated as ordinary income. Trust unitholders should be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to such income. Although the Internal Revenue Code requires each trust unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying royalty interest for depletion and other purposes, the trust furnishes each of the trust unitholders with information relating to this computation for U.S. federal income tax purposes. Each trust unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the Perpetual Royalties for depletion and other purposes.

        Percentage depletion is generally available with respect to trust unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Internal Revenue Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, oil and natural gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the trust unitholder's gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the trust unitholder from the property for each taxable year, computed without the depletion allowance. A trust unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the trust unitholder's average daily production of domestic oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between oil, natural gas and natural gas liquids production, with 6,000 cubic feet of domestic oil, natural gas and natural gas liquids production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

        In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a trust unitholder's total taxable income from all sources for the year, computed without the depletion allowance, the deduction for domestic production activities, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the trust unitholder's total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

        In addition to the limitations on percentage depletion discussed above, President Obama's budget proposals for the recent fiscal years proposed to eliminate certain tax preferences applicable to taxpayers engaged in the exploration or production of natural resources. Specifically, these budgets proposed to repeal the deduction for percentage depletion with respect to wells, in which case only cost depletion would be available. It is uncertain whether this or any other legislative proposals will ever be enacted and, if so, when any such proposal would become effective.

        Trust unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (a) dividing the trust unitholder's allocated share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet of natural gas) remaining as of the beginning of the taxable year and (b) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the trust unitholder's share of the total adjusted tax basis in the property.

        The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the trust unitholders. Further, because depletion is required to be computed separately by each trust unitholder and not by the trust, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the trust unitholders for any taxable year. The trust encourages each prospective trust unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

        Tax Treatment Upon Sale of the Perpetual Royalties at Termination Date.    The sale of the Perpetual Royalties by the trust at or shortly after the Termination Date will generally give rise to long-term capital gain or loss to the trust unitholders for U.S. federal income tax purposes, except that any gain will be taxed at ordinary income rates to the extent of depletion deductions that reduced the trust unitholder's adjusted basis in the Perpetual Royalties. Each trust unitholder will be responsible for calculating his gain or loss based on the difference between his pro-rata share of the amount realized on the sale by the trust and his adjusted basis in the Perpetual Royalties, and if a gain is realized, the portion thereof taxable as ordinary income by reason of depletion deductions previously claimed by such trust unitholder. However, the trust intends to furnish each of the trust unitholders with information relating to this calculation for U.S. federal income tax purposes in connection with the final partnership tax return for the trust.

        Tax Treatment of Hedging Income.    Income or loss realized with respect to hedging arrangements entered into by the trust will give rise to ordinary income or loss to the trust unitholders for U.S. federal income tax purposes. Trust unitholders will not be entitled to depletion deductions with respect to any hedging income.

        Limitations on Deductibility of Losses.    It is not anticipated that the trust will generate losses. Nevertheless, should losses result, trust unitholders must consult their own tax advisors as to the applicability to them of loss limitation rules that could operate to limit the deductibility to a trust unitholder of his share of the trust's losses such as the basis limitation, the "at risk" rules and the passive loss rules. Special passive loss limitation rules apply with respect to publicly-traded partnerships.

        Limitations on Interest Deductions.    The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  the trust's interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a trust unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a trust unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest deduction limitation. In addition, the trust unitholder's share of the trust's portfolio income will be treated as investment income.

        Entity-Level Withholdings.    If the trust is required or elects under applicable law to pay any federal, state, local or foreign income tax on behalf of any trust unitholder or any former trust unitholder, the trust is authorized to pay those taxes from its funds. That payment, if made, will be treated as a distribution of cash to the trust unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, the trust is authorized to treat the payment as a distribution to all current trust unitholders. The trust is authorized to amend its trust agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of trust units. Payments by the trust as described above could give rise to an overpayment of tax on behalf of an individual trust unitholder in which event the trust unitholder would be required to file a claim in order to obtain a credit or refund.

        Treatment of Short Sales.    A trust unitholder whose trust units are loaned to a "short seller" to cover a short sale of trust units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those trust units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of the trust's income, gain, loss, deduction or credit with respect to those trust units would not be reportable by the trust unitholder;

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  any cash distributions received by the trust unitholder as to those trust units would be fully taxable; and

  •
  all of these distributions would appear to be ordinary income.

        Covington & Burling LLP has not rendered an opinion regarding the tax treatment of a trust unitholder whose trust units are loaned to a short seller to cover a short sale of trust units; therefore, trust unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their trust units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Trust Units—Recognition of Gain or Loss."

        Alternative Minimum Tax.    Each trust unitholder will be required to take into account his distributive share of any items of the trust's income, gain, loss, deduction or credit for purposes of the alternative minimum tax. The current minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective trust unitholders are urged to consult with their tax advisors as to the impact of an investment in trust units on their liability for the alternative minimum tax.

        Tax Rates.    Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time.

        The Health Care and Education Reconciliation Act of 2010 will impose a 3.8% Medicare tax on certain investment income earned by individuals, estates and trusts for taxable years beginning after December 31, 2012. For these purposes, investment income generally includes a trust unitholder's allocable share of the trust's income and gain realized by a trust unitholder from a sale of trust units. In the case of an individual, the tax will be imposed on the lesser of (1) the trust unitholder's net income from all investments, and (2) the amount by which the trust unitholder's adjusted gross income exceeds $250,000 (if the trust unitholder is married and filing jointly or a surviving spouse), $125,000 (if the trust unitholder is married and filing separately) or $200,000 (if the trust unitholder is not married). In the case of an estate or trust, the tax will be imposed on the lesser of (1) the undistributed net investment income of the estate or trust, or (2) the excess of the adjusted gross income of the estate or trust over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        Section 754 Election.    The trust has made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit the trust to adjust a subsequent trust unit purchaser's tax basis in the trust's assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price of trust units acquired from another trust unitholder. The Section 743(b) adjustment belongs to the purchaser and not to other trust unitholders. For purposes of this discussion, a trust unitholder's inside basis in the trust's assets will be considered to have two components: (1) his share of tax basis in the trust's assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of the trust's assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in his share of the trust's assets for purposes of calculating, among other items, cost depletion deductions on the Perpetual Royalties, and his share of any gain on a sale of the trust's assets would be less. Conversely, a

Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those trust units' share of the aggregate tax basis of the trust's assets immediately prior to the transfer. Thus, the fair market value of the trust units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in the trust if it has a substantial built-in loss immediately after the transfer. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of the trust's assets and other matters. For example, the allocation of the Section 743(b) adjustment among the trust's assets must be made in accordance with the Internal Revenue Code. The trust cannot assure unitholders that the determinations it makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the trust's opinion, the expense of compliance exceed the benefit of the election, the trust may seek permission from the IRS to revoke its Section 754 election. If permission is granted, a subsequent purchaser of trust units may be allocated more income than he would have been allocated had the election not been revoked.

        Initial Tax Basis and Amortization.    The initial tax basis of the portion of the PDP Royalty Interest treated as a royalty interest in minerals (the Perpetual PDP Royalty) and the portion treated as a production payment (the Term PDP Royalty), and the initial basis of the portion of the Development Royalty Interest treated as a royalty interest in minerals (the Perpetual Development Royalty) and the portion treated as a production payment (the Term Development Royalty) will be effectively equal on a per-unit basis to the portion of the unit price allocated to each based on each such portion's relative fair market value.

        Valuation and Tax Basis of the Trust's Properties.    The U.S. federal income tax consequences of the ownership and disposition of trust units will depend in part on the trust's estimates of the relative fair market values, and the initial tax bases, of the trust's assets. Although the trust may from time to time consult with professional appraisers regarding valuation matters, the trust will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by trust unitholders might change, and trust unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Trust Units

        Recognition of Gain or Loss.    Gain or loss will be recognized on a sale of trust units equal to the difference between the amount realized and the trust unitholder's tax basis for the trust units sold. A trust unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received. The amount realized should be reduced by the unused net negative adjustments attributable to the trust units disposed of as described above under "—Tax Consequences of Trust Unit Ownership—Tax Treatment of the Term Royalties." A trust unitholder's adjusted tax basis in his trust units will be equal to the trust unitholder's original purchase price for the trust units, increased by income and decreased by losses or deductions previously allocated to the trust unitholder and by distributions to the trust unitholder and depletion deductions claimed by the trust unitholder.

        Prior distributions from the trust in excess of cumulative net taxable income for a trust unit that decreased a unitholder's tax basis in that trust unit will, in effect, become taxable income if the trust unit is sold at a price greater than the trust unitholder's tax basis in that trust unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a trust unitholder, other than a "dealer" in trust units, on the sale or exchange of a trust unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of trust units held for more than 12 months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent new legislation extending or adjusting the current rate). However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to "unrealized receivables" the trust owns. The term "unrealized receivables" includes potential recapture items, including depletion recapture. Ordinary income attributable to unrealized receivables such as depletion recapture may exceed net taxable gain realized upon the sale of a trust unit and may be recognized even if there is a net taxable loss realized on the sale of a trust unit. Thus, a trust unitholder may recognize both ordinary income and a capital loss upon a sale of trust units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify trust units transferred with an ascertainable holding period to elect to use the actual holding period of the trust units transferred. Thus, according to the ruling discussed above, a trust unitholder will be unable to select high or low basis trust units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific trust units sold for purposes of determining the holding period of trust units transferred. A trust unitholder electing to use the actual holding period of trust units transferred must consistently use that identification method for all subsequent sales or exchanges of trust units. A trust unitholder considering the purchase of additional trust units or a sale of trust units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

        Allocations Between Transferors and Transferees.    In general, the trust's taxable income and losses will be determined and allocated on a quarterly basis and such taxable income or loss for a quarter will be apportioned among the trust unitholders in proportion to the number of trust units of record owned by each of them as of the opening of the applicable exchange on which the trust units are then traded on the quarterly record date occurring in such quarter, which is referred to in this prospectus as the "Allocation Date."

        Although simplifying conventions are contemplated by the Internal Revenue Code, the use of this method may not be permitted under existing Treasury Regulations. Accordingly, Covington & Burling LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee trust unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the trust unitholder's interest, the trust's taxable income or losses might be reallocated among the trust unitholders. The trust is authorized to revise its method of allocation between transferor and transferee trust unitholders, as well as trust unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        Notification Requirements.    A trust unitholder who sells any of his trust units is generally required to notify the trust in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of trust units who purchases trust units from another trust unitholder is also generally required to notify the trust in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, the trust is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify the trust of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who affects the sale or exchange through a broker who will satisfy such requirements.

        Technical Termination.    The trust will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in the trust's capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A technical termination results in the closing of the trust's taxable year for all trust unitholders. In the case of a trust unitholder reporting on a taxable year other than a calendar year, the closing of the trust's taxable year may result in more than 12 months of the trust's taxable income or loss being includable in his taxable income for the year of termination. A technical termination occurring on a date other than December 31 will result in the trust filing two tax returns (and trust unitholders may receive two Schedule K-1's) for one fiscal year and the cost of the preparation of these returns will be borne by all trust unitholders. The IRS has announced, however, a relief procedure whereby the IRS may permit a publicly traded partnership that has technically terminated to provide only a single Schedule K-1 to unitholders for the short taxable years that result from the technical termination. The trust would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code. A termination could also result in penalties if the trust was unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject the trust to, any tax legislation enacted before the termination.

Tax-Exempt Organizations and Certain Other Investors

        Ownership of trust units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If a potential investor is a tax-exempt entity or a non-U.S. person, then it should consult a tax advisor before investing in the trust units.

        Tax-Exempt Organizations.    Employee benefit plans and most other organizations exempt from U.S. federal income tax including IRAs and other retirement plans are subject to U.S. federal income tax on unrelated business taxable income. Because all of the income of the trust is expected to be royalty income, interest income, hedging income and gain from the sale of real property, none of which is unrelated business taxable income, any such organization exempt from U.S. federal income tax is not expected to be taxable on income generated by ownership of trust units so long as neither the property held by the trust nor the trust units are debt-financed property within the meaning of Section 514(b) of the Internal Revenue Code. In general, trust property would be debt-financed if the trust incurs debt to acquire the property or otherwise incurs or maintains a debt that would not have been incurred or maintained if the property had not been acquired and a trust unit would be debt-financed if the trust unitholder incurs debt to acquire the trust unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the trust unit had not been acquired.

        Non-U.S. Persons.    The trust (or the appropriate intermediary if units are held in "Street Name") intends to withhold on distributions paid to non-U.S. trust unitholders. The trust (or the appropriate intermediary if units are held in "Street Name") currently intends to withhold at the highest applicable effective tax rate. Non-U.S. trust unitholders should consult their own tax advisors with respect to seeking a refund for any portion of taxes withheld from distributions.

        As long as the trust units are regularly traded on an established securities market, gain realized by a non-U.S. trust unitholder on a sale of trust units will not be subject to U.S. federal income tax unless:

  •
  the gain is, or is treated as, effectively connected with business conducted by the non-U.S. trust unitholder in the United States, and in the case of an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. trust unitholder;

  •
  the non-U.S. trust unitholder is an individual who is present in the United States for at least 183 days in the year of the sale and certain other conditions are met; or

  •
  the non-U.S. trust unitholder owns currently, or owned at certain earlier times, directly or by applying certain attribution rules, more than 5% of the trust units.

Administrative Matters

        Trust Information Returns and Audit Procedures.    The trust intends to furnish to each trust unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of the trust's income, gain, loss and deduction for the trust's preceding taxable year. In preparing this information, which will not be reviewed by counsel, the trust will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each trust unitholder's share of income, gain, loss and deduction. The trust cannot assure unitholders that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither the trust nor Covington & Burling LLP can assure prospective trust unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit the trust's U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each trust unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a trust unitholder's return could result in adjustments not related to the trust's returns as well as those related to the trust's returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The trust agreement names SandRidge E&P as the trust's Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on behalf of the trust and the trust unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against trust unitholders for items in the trust's returns. The Tax Matters Partner may bind a trust unitholder with less than a 1% profits interest in the trust to a settlement with the IRS unless that trust unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the trust unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any trust unitholder having at least a 1% interest in profits or by any group of trust unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each trust unitholder with an interest in the outcome may participate.

        A trust unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on the trust's return. Intentional or negligent disregard of this consistency requirement may subject a trust unitholder to substantial penalties.

        Nominee Reporting.    Persons who hold an interest in the trust as a nominee for another person are required to furnish to the trust:

          (a)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (b)   whether the beneficial owner is:

            (1)   a person that is not a United States person;

            (2)   a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

            (3)   a tax-exempt entity;

          (c)   the amount and description of units held, acquired or transferred for the beneficial owner; and

          (d)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to the trust. The nominee is required to supply the beneficial owner of the trust units with the information furnished to the trust.

        Accuracy-Related Penalties.    An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

          (1)   for which there is, or was, "substantial authority"; or

          (2)   as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of trust unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, the trust must disclose the pertinent facts on its return. In addition, the trust will make a reasonable effort to furnish sufficient information for trust unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit trust unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which the trust does not believe includes it, or any of the trust's investments, plans or arrangements.

        A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts.

        No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). The penalty is increased to 40% in the event of a gross valuation misstatement. The trust does not anticipate making any valuation misstatements.

        Reportable Transactions.    If the trust were to engage in a "reportable transaction," the trust (and possibly the unitholders) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of 6 successive tax years. The trust's participation in a reportable transaction could increase the likelihood that the trust's U.S. federal income tax information return (and possibly the unitholders' tax return) would be audited by the IRS. Please read "—Trust Information Returns and Audit Procedures."

        Moreover, if the trust were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, unitholders may be subject to the following provisions of the American Jobs Creation Act of 2004:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability; and

  •
  in the case of a listed transaction, an extended statute of limitations.

The trust does not expect to engage in any "reportable transactions."

 STATE TAX CONSIDERATIONS

        The following is intended as a brief summary of certain information regarding state income taxes. No opinion of counsel has been requested or received with respect to the state tax consequences of an investment in trust units. Trust unitholders are urged to consult their own legal and tax advisors with respect to these matters.

        Prospective investors should consider state and local income tax consequences of an investment in the common units. The Royalty Interests owned by the trust burden specified oil and natural gas properties located in Andrews County, Texas and the trust is subject at the trust level to the Texas franchise tax. Texas does not currently impose a state-level personal income tax applicable to individuals. The trust should not be required to withhold state income tax on distributions made to an individual resident or nonresident trust unitholder.

 SELLING UNITHOLDER

        This prospectus covers the offering for resale or transfer common units by the selling unitholder. The selling unitholder acquired its units on August 16, 2011 in connection with the initial public offering of the trust's common units. The trust is registering the common units described below pursuant to a registration rights agreement entered into between the trust and SandRidge in connection with the initial public offering. See "Description of the Trust Units—Registration Rights."

        The selling unitholder may sell all, some or none of the common units covered by this prospectus. Please read "Plan of Distribution." No such sales may occur unless the registration statement of which this prospectus forms a part is effective at the time the selling unitholder offers or sells such common units.

        SandRidge will bear all costs and expenses incidental to the preparation and filing of the registration statement of which this prospectus forms a part, excluding certain internal expenses of the trust, which will be borne by the trust, and any underwriting discounts and commissions, which will be borne by the selling unitholder.

        The following table provides information regarding the selling unitholder's ownership of trust units.

	Ownership of Trust Units Before This Offering(1)			Ownership of Trust Units Following This Offering(1)
			Number of Trust Units Being Offered(2)
Selling unitholder	Number	Percentage		Number	Percentage
SandRidge Exploration and Production, LLC(3)	16,000,000	30.5%	2,875,000	13,125,000	25.0%

(1)
Includes 13,125,000 subordinated units, which will automatically convert into common units on a one-for-one basis at the end of the fourth full calendar quarter following SandRidge's satisfaction of its drilling obligation to the trust.

(2)
All of the trust units being offered are common units.

(3)
SandRidge Exploration and Production, LLC ("SandRidge E&P") is a wholly owned subsidiary of SandRidge. Accordingly, SandRidge may be deemed to beneficially own all the trust units owned by SandRidge E&P.

PLAN OF DISTRIBUTION

        The selling unitholder may from time to time sell or distribute the common units included in this prospectus through underwriters, agents or dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. Unless the context otherwise requires, as used in this prospectus, "selling unitholder" includes SandRidge E&P and the donees, pledgees, transferees or other successors-in-interest selling common units received from SandRidge E&P as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling unitholder may also sell some or all of the securities included in this prospectus through:

  •
  a block trade in which a broker-dealer will attempt to sell the securities as agent but may resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

        In addition, the selling unitholder may enter into option or other types of transactions that require the selling unitholder to deliver common units to a broker-dealer, who will then resell or transfer the common units under this prospectus. The selling unitholder may enter into hedging transactions with respect to the common units. For example, the selling unitholder may:

  •
  enter into transactions involving short sales of common units by broker-dealers;

  •
  sell common units short and deliver common units to close out short positions;

  •
  enter into option or other types of transactions that require the delivery of common units to a broker-dealer, who will then resell or transfer the common units under this prospectus; or

  •
  loan or pledge common units to a broker-dealer, who may sell the loaned common units or, in the event of default, sell the pledged common units.

        The selling unitholder may enter into derivative transactions with third parties. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common units covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common units pledged by the selling unitholder or borrowed from the selling unitholder to settle those sales or to close out any related open borrowings of common units, and may use common units received from the selling unitholder in settlement of those derivatives to close out any related open borrowings of common units. The third party in such sale transactions will be an underwriter, and will be identified in an applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part). In addition, the selling unitholder may otherwise loan or pledge common units to a financial institution or other third party that in turn may sell the common units short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the trust's common units.

        The selling unitholder may sell common units not covered by this prospectus to third parties in privately negotiated transactions. In addition, common units covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act may be sold under Rule 144 or such other exemption rather than pursuant to this prospectus. Common units covered by this prospectus may also be sold directly by the selling unitholder. In this case, no underwriters or agents would be involved, and a prospectus supplement may not be filed.

        Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for the common units, or sales made to or through a market maker other than on an exchange.

        The selling unitholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

        Any broker-dealers or other persons acting on the selling stockholder's behalf that participate in the distribution of the common units may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the common units may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, neither SandRidge, nor the trust, nor the selling unitholder is a party to any agreement, arrangement or understanding with any underwriter, broker or dealer with respect to the offer or sale of common units pursuant to this prospectus. Upon entering into, or upon notification by the selling unitholder that it has entered into, any material arrangement with an underwriter, broker or dealer for the sale of common units through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter, broker or dealer, SandRidge and the trust will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the number of common units being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker, dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters, brokers or dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker-dealer in connection with the sale of the common units being registered by this prospectus may not be greater than eight percent (8%) of the offering proceeds received by the selling unitholder.

        If 5% or more of the net proceeds of any offering of common units made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5121.

        Pursuant to the registration rights agreement between the trust and SandRidge described under "Description of the Trust Units—Registration Rights," the trust has agreed to indemnify the selling unitholder and its controlling persons against certain liabilities, including certain liabilities under the Securities Act.

        It is possible that a significant number of common units could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common units.

        This offering by the selling unitholder will terminate on the date on which the selling unitholder has sold all of the common units offered hereby.

 LEGAL MATTERS

        Richards, Layton & Finger, P.A., as special Delaware counsel to the trust, will give a legal opinion as to the validity of the trust units. Covington & Burling LLP, counsel to SandRidge, will give opinions as to certain other matters relating to the offering, including the tax opinion described in the section of this prospectus captioned "U.S. Federal Income Tax Considerations." Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        Certain estimates of the reserves of oil and natural gas attributable to the Royalty Interests, the future net revenues from those reserves and their present value that are incorporated by reference in this prospectus were based in part upon engineering reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers. These estimates are incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

        Certain estimates of SandRidge's proved reserves of oil and natural gas that are incorporated by reference in this prospectus were based in part upon engineering reports prepared by independent petroleum engineers Netherland, Sewell & Associates, Inc., DeGolyer and MacNaughton and Lee Keeling and Associates, Inc. These estimates are incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

        The financial statements of SandRidge and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to SandRidge's Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of the trust incorporated in this prospectus by reference to the trust's Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements for the year ended December 31, 2011 of Dynamic Offshore Resources, LLC ("Dynamic") incorporated in this prospectus by reference to SandRidge's current report on Form 8-K filed with the SEC on April 9, 2012 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report dated March 29, 2012 and incorporated by reference herein.

        The statements of revenues and direct operating expenses of certain oil and natural gas interests in the Gulf of Mexico acquired by Dynamic from Exxon Mobil Corporation in August 2011 for the years ended December 31, 2010 and 2009 incorporated in this prospectus by reference to SandRidge's current report on Form 8-K filed with the SEC on April 9, 2012 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report dated November 8, 2011 and incorporated by reference herein.

        The statements of revenues and direct operating expenses of certain oil and natural gas interests in the Gulf of Mexico acquired by SandRidge from Hunt Oil Company and certain of its affiliates in June 2012 for the year ended December 31, 2011 incorporated in this prospectus by reference to Amendment No. 1 to SandRidge's current report on Form 8-K filed with the SEC on August 31, 2012 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report dated August 10, 2012 and incorporated by reference herein.

 WHERE YOU CAN FIND MORE INFORMATION

        The trust and SandRidge have filed with the SEC a registration statement on Form S-3 regarding the common units. This prospectus does not contain all of the information found in the registration statement. For further information regarding the trust, SandRidge and the common units offered by this prospectus, you may wish to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website on the Internet at http://www.sec.gov. The trust's and SandRidge's registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC's web site.

        SandRidge files annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The trust also files annual, quarterly and current reports and other information with the SEC pursuant to the Exchange Act. These filings are available to the public through the SEC's website under the following file numbers: for SandRidge, File No. 001-33784, and for the trust, File No. 001-35274.

        This prospectus includes, through incorporation by reference, certain of the reports and other information that SandRidge and the trust have filed with the SEC. This means that SandRidge and the trust are disclosing important information to you by referring to those documents. The information that SandRidge and the trust later file with the SEC is incorporated by reference herein and will automatically update and supersede this information.

        SandRidge hereby incorporates by reference into this prospectus the documents listed below that SandRidge has filed with the SEC:

  •
  SandRidge's annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012, as amended by Amendment No. 1 thereto, filed with the SEC on March 20, 2012;

  •
  SandRidge's quarterly report on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 7, 2012;

  •
  SandRidge's quarterly report on Form 10-Q for the period ended June 30, 2012, filed with the SEC on August 6, 2012; and

  •
  SandRidge's current reports on Form 8-K filed with the SEC on February 3, 2012, February 27, 2012, April 2, 2012 (two current reports on Form 8-K filed on such date, but excluding a current report on Form 8-K to furnish information including under Item 7.01 filed on such date), April 4, 2012, April 9, 2012, April 17, 2012, April 18, 2012, April 24, 2012, May 18, 2012, June 6, 2012, June 22, 2012, August 6, 2012, August 10, 2012, August 21, 2012 and August 31, 2012 (Form 8-K/A).

        The trust hereby incorporates by reference into this prospectus the documents listed below that the trust has filed with the SEC:

  •
  The trust's annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 26, 2012;

  •
  The trust's quarterly report on Form 10-Q for the period ended March 31, 2012, filed with the SEC on May 14, 2012;

  •
  The trust's quarterly report on Form 10-Q for the period ended June 30, 2012, filed with the SEC on August 13, 2012;

  •
  The trust's current report on Form 8-K filed with the SEC on April 13, 2012; and

  •
  The description of the common units contained in the trust's registration statement on Form 8-A dated August 9, 2011, including any amendment to that form that the trust may file in the future for the purpose of updating the description of the common units.

        Each of SandRidge and the trust also hereby incorporates by reference into this prospectus any filings that it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the filing of the registration statement to which this prospectus relates, and all such future filings that it makes with the SEC prior to the later of (a) the closing date of each offering under this prospectus and (b) the completion of each offering of common units under this prospectus.

        SandRidge's recent annual, quarterly and current reports, and any amendments thereto, that it files with the SEC are made available, free of charge, over the Internet through SandRidge's website at http://www.sandridgeenergy.com as soon as reasonably practicable after SandRidge electronically files them with or furnishes them to the SEC. Similarly, the trust's recent annual, quarterly and current reports, and any amendments thereto, that it files with the SEC are made available, free of charge, over the Internet at the trust's website at http://www.businesswire.com/portal/site/home/news/company/?vnsId=100304 as soon as reasonably practicable after the trust electronically files them with or furnishes them to the SEC. You may also request copies of any of SandRidge's and the trust's filings with the SEC, at no cost to you, by contacting SandRidge's Investor Relations department at 405-429-5515 or investors@sdrge.com or the trust's principal offices toll-free at (855) 802-1092. Please note that neither SandRidge's nor the trust's website nor the information contained in and linked to them are incorporated in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions, which will be set forth in a prospectus supplement, if any) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$7,836
Printing and engraving expenses	200,000
Fees and expenses of legal counsel	100,000
Accounting fees and expenses	100,000
Transfer agent and registrar fees	20,000
Trustee fees and expenses	20,000
Miscellaneous	20,000

Total	$467,836

        SandRidge will bear all of the foregoing expenses.

Item 15.    Indemnification of Directors and Officers.

        The trust agreement provides that each of the trustee and the Delaware trustee and their respective officers, agents and employees shall be indemnified from the assets of the trust against and from any and all liabilities, expenses, claims, damages or loss incurred by them as trustee or Delaware trustee in the administration of the trust and the trust assets, including, without limitation, any liability, expenses, claims, damages or loss arising out of or in connection with any liability under environmental laws, or in the doing of any act done or performed or omission occurring on account of it being trustee or Delaware trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which each is liable under the trust agreement. In this regard, the trustee and Delaware trustee shall be liable only for fraud or gross negligence or for acts or omissions in bad faith and shall not be liable for any act or omission of any of their respective agents or employees unless the trustee or Delaware trustee, as applicable, has acted in bad faith or with gross negligence in the selection and retention of such agent or employee. Each of the trustee and the Delaware trustee is entitled to indemnification from the assets of the trust and shall have a lien on the assets of the trust to secure for each the foregoing indemnification.

        Article VI of the Amended and Restated Bylaws of SandRidge provides for indemnification of officers, directors and employees of SandRidge to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, SandRidge generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Article Nine of the Certificate of Incorporation of SandRidge contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The Certificate of Incorporation and the Delaware General Corporation Law provide that such provision does not eliminate or limit liability (a) for any breach of the director's duty of loyalty to SandRidge or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper benefit.

        The above discussion of SandRidge's Certificate of Incorporation and Amended and Restated Bylaws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by reference to SandRidge's Certificate of Incorporation and Amended and Restated Bylaws and the Delaware General Corporation Law.

Item 16.    Exhibits.

        See Exhibit Index.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided however, that:    Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i.
  If the registrant is relying on Rule 430B:

  A.
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  B.
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii.
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SandRidge Permian Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 23, 2012.

SandRidge Permian Trust
By	The Bank of New York Mellon Trust Company, N.A., as Trustee
	By	/s/ MICHAEL J. ULRICH
		Name:	Michael J. Ulrich
		Title:	Vice-President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SandRidge Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on October 23, 2012.

SandRidge Energy, Inc.
By	/s/ TOM L. WARD
	Name:	Tom L. Ward
	Title:	Chairman of the Board and Chief Executive Officer

 POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom L. Ward, Philip T. Warman and Justin P. Byrne, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments to this Registration Statement (including post-effective amendments) and any other related registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933, and to file the same, with all supplements and exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TOM L. WARD Tom L. Ward	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 23, 2012
/s/ JAMES D. BENNETT James D. Bennett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 23, 2012
/s/ RANDALL D. COOLEY Randall D. Cooley	Senior Vice President—Accounting (Principal Accounting Officer)	October 23, 2012
/s/ JIM J. BREWER, JR. Jim J. Brewer, Jr.	Director	October 23, 2012
/s/ EVERETT R. DOBSON Everett R. Dobson	Director	October 23, 2012
/s/ WILLIAM A. GILLILAND William A. Gilliland	Director	October 23, 2012

Signature	Title	Date

/s/ DANIEL W. JORDAN Daniel W. Jordan	Director	October 23, 2012
/s/ ROY T. OLIVER, JR. Roy T. Oliver, Jr.	Director	October 23, 2012
/s/ JEFFREY S. SEROTA Jeffrey S. Serota	Director	October 23, 2012

EXHIBIT INDEX

        The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement†
4.1	Amended and Restated Trust Agreement of SandRidge Permian Trust, dated as of August 16, 2011††
5.1	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust units to be registered under this Registration Statement
5.2	Opinion of Covington & Burling LLP
8.1	Opinion of Covington & Burling LLP relating to tax matters
23.1	Consent of PricewaterhouseCoopers LLP (SandRidge Energy, Inc.)
23.2	Consent of PricewaterhouseCoopers LLP (SandRidge Permian Trust)
23.3	Consent of Hein & Associates LLP
23.4	Consent of DeGolyer and MacNaughton
23.5	Consent of Lee Keeling and Associates, Inc.
23.6	Consent of Netherland, Sewell & Associates, Inc.
23.7	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)
23.8	Consent of Covington & Burling LLP (contained in Exhibits 5.2 and 8.1)
24.1	Powers of Attorney (included on signature pages of this Registration Statement)

†
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.

††
Incorporated herein by reference to Exhibit 4.1 to the trust's current report on Form 8-K (file number 001-35274) filed with the SEC on August 19, 2011.